UNITED STATES BANKRUPTCY COURT
                     EASTERN DISTRICT OF NORTH CAROLINA
                              RALEIGH DIVISION


IN RE:                                  CASE NO. 93-01365-5-ATS
ROSE'S STORES, INC.,
(TAX ID #56-0382475),                   CHAPTER 11

          Debtor.

      MODIFIED AND RESTATED FIRST AMENDED JOINT PLAN OF REORGANIZATION


                                     OF


                            ROSE'S STORES, INC.




                               April 19, 1995

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                             TABLE OF CONTENTS


                                                                       Page

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  "Administrative Agent"  . . . . . . . . . . . . . . . . . . .   1
     1.2  "Administrative Claim"  . . . . . . . . . . . . . . . . . . .   1
     1.3  "ADR Procedure" . . . . . . . . . . . . . . . . . . . . . . .   2
     1.4  "Allowed Claim" . . . . . . . . . . . . . . . . . . . . . . .   2
     1.5  "Allowed Non-Tax Priority Claim"  . . . . . . . . . . . . . .   2
     1.6  "Allowed Secured Claim" . . . . . . . . . . . . . . . . . . .   2
     1.7  "Allowed Tax Claim" . . . . . . . . . . . . . . . . . . . . .   3
     1.8  "Allowed Unsecured Claim" . . . . . . . . . . . . . . . . . .   3
     1.9  "Assumed Contracts and Leases"  . . . . . . . . . . . . . . .   3
     1.10  "Available Cash" . . . . . . . . . . . . . . . . . . . . . .   3
     1.11  "Avoiding Power Actions" . . . . . . . . . . . . . . . . . .   3
     1.12  "Bankruptcy Code"  . . . . . . . . . . . . . . . . . . . . .   3
     1.13  "Bankruptcy Court" . . . . . . . . . . . . . . . . . . . . .   3
     1.14  "Bankruptcy Rules" . . . . . . . . . . . . . . . . . . . . .   3
     1.15  "Bank Group" . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.16  "Bank of Tokyo"  . . . . . . . . . . . . . . . . . . . . . .   3
     1.17  "Bar Date" . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.18  "Board of Directors" . . . . . . . . . . . . . . . . . . . .   4
     1.19  "Business Day" . . . . . . . . . . . . . . . . . . . . . . .   4
     1.20  "Cash" . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.21  "Chapter 11 Case"  . . . . . . . . . . . . . . . . . . . . .   4
     1.22  "Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.23  "Class"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.24  "Class 3 Common Stock Designation" . . . . . . . . . . . . .   4
     1.25  "Class 5 Rights Notice"  . . . . . . . . . . . . . . . . . .   4
     1.26  "Class 5 Subscription Stock Designation" . . . . . . . . . .   4
     1.27  "Class 5 Subscriber" . . . . . . . . . . . . . . . . . . . .   4
     1.28  "Class 5 Subscription" . . . . . . . . . . . . . . . . . . .   4
     1.29  "Class 5 Subscription Price" . . . . . . . . . . . . . . . .   5
     1.30  "Collateral Agent" . . . . . . . . . . . . . . . . . . . . .   5
     1.31  "Committees" . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.32  "Common Stock Interest"  . . . . . . . . . . . . . . . . . .   5
     1.33  "Confirmation" . . . . . . . . . . . . . . . . . . . . . . .   5
     1.34  "Confirmation Date"  . . . . . . . . . . . . . . . . . . . .   5
     1.35  "Confirmation Orders"  . . . . . . . . . . . . . . . . . . .   5
     1.36  "Consummation Certificate" . . . . . . . . . . . . . . . . .   5
     1.37  "Consummation Date"  . . . . . . . . . . . . . . . . . . . .   5
     1.38  "Contingent Claim" . . . . . . . . . . . . . . . . . . . . .   5
     1.39  "Core Stores"  . . . . . . . . . . . . . . . . . . . . . . .   5
     1.40  "Damages Claims" . . . . . . . . . . . . . . . . . . . . . .   6
     1.41  "Debtor" . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.42  "Deferred GE Obligations"  . . . . . . . . . . . . . . . . .   6
     1.43  "Deferred GE Obligations Agreements" . . . . . . . . . . . .   6
     1.44  "Determination Date" . . . . . . . . . . . . . . . . . . . .   6
     1.45  "DIP Facility" . . . . . . . . . . . . . . . . . . . . . . .   6
     1.46  "DIP Financing Documents"  . . . . . . . . . . . . . . . . .   6
     1.47  "DIP Financing Orders" . . . . . . . . . . . . . . . . . . .   7

                                     i
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                                                                       Page

     1.48  "Disclosure Statement" . . . . . . . . . . . . . . . . . . .   7
     1.49  "Disputed Claim" . . . . . . . . . . . . . . . . . . . . . .   7
     1.50  "Distribution Agent" . . . . . . . . . . . . . . . . . . . .   7
     1.51  "Distribution Date"  . . . . . . . . . . . . . . . . . . . .   7
     1.52  "Effective Date" . . . . . . . . . . . . . . . . . . . . . .   7
     1.53  "Effective Date Shares"  . . . . . . . . . . . . . . . . . .   7
     1.54  "Employee Stock Options" . . . . . . . . . . . . . . . . . .   7
     1.55  "Equity Committee" . . . . . . . . . . . . . . . . . . . . .   7
     1.56  "Equity Record Date" . . . . . . . . . . . . . . . . . . . .   8
     1.57  "Estate" . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.58  "Facility Agents"  . . . . . . . . . . . . . . . . . . . . .   8
     1.59  "Filing Date"  . . . . . . . . . . . . . . . . . . . . . . .   8
     1.60  "Final Decree" . . . . . . . . . . . . . . . . . . . . . . .   8
     1.61  "Final Order"  . . . . . . . . . . . . . . . . . . . . . . .   8
     1.62  "Full Recovery Target Amount"  . . . . . . . . . . . . . . .   8
     1.63  "GE Capital" . . . . . . . . . . . . . . . . . . . . . . . .   8
     1.64  "GE Obligations" . . . . . . . . . . . . . . . . . . . . . .   8
     1.65  "GE Master Release Agreement"  . . . . . . . . . . . . . . .   8
     1.66  "Intercreditor Agreements" . . . . . . . . . . . . . . . . .   9
     1.67  "Interests"  . . . . . . . . . . . . . . . . . . . . . . . .   9
     1.68  "Management Incentive and Retention Program" . . . . . . . .   9
     1.69  "Modified Plan"  . . . . . . . . . . . . . . . . . . . . . .   9
     1.70  "Modified Plan Confirmation Order" . . . . . . . . . . . . .  10
     1.71  "New Rose's Charter" . . . . . . . . . . . . . . . . . . . .  10
     1.72  "New Rose's Common Stock"  . . . . . . . . . . . . . . . . .  10
     1.73  "New Rose's Common Stock Secondary Distribution" . . . . . .  10
     1.75  "New Rose's Common Stock Escrow Agreement" . . . . . . . . .  10
     1.76  "New Rose's Warrant Agreement" . . . . . . . . . . . . . . .  10
     1.77  "New Rose's Warrants"  . . . . . . . . . . . . . . . . . . .  11
     1.78  "Non-Voting Class B Stock" . . . . . . . . . . . . . . . . .  11
     1.79  "Permitted Encumbrance Collateral" . . . . . . . . . . . . .  11
     1.80  "Person" . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     1.81  "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     1.82  "Plan Confirmation Date" . . . . . . . . . . . . . . . . . .  11
     1.83  "Plan Confirmation Order"  . . . . . . . . . . . . . . . . .  11
     1.84  "Plan Proponents"  . . . . . . . . . . . . . . . . . . . . .  11
     1.85  "Post-Effective Date Collateral" . . . . . . . . . . . . . .  11
     1.86  "Post-Effective Date Financing Facility" . . . . . . . . . .  11
     1.87  "Post-Effective Date GE Assumption Agreement"  . . . . . . .  12
     1.88  "Post-Effective Date GE Obligations" . . . . . . . . . . . .  12
     1.89  "Post-Effective Date Lenders"  . . . . . . . . . . . . . . .  12
     1.90  "Pre-Petition Lenders" . . . . . . . . . . . . . . . . . . .  12
     1.91  "Pre-Petition Lenders' Allowed Secured Claims" . . . . . . .  12
     1.92  "Pre-Petition Secured Noteholders" . . . . . . . . . . . . .  13
     1.93  "Pre-Petition Secured Noteholder Warrant Agreement"  . . . .  13
     1.94  "Pre-Petition Secured Noteholder Warrants" . . . . . . . . .  13
     1.95  "Pre-Petition Secured Notes" . . . . . . . . . . . . . . . .  13
     1.96  "Pre-Petition Stock Option"  . . . . . . . . . . . . . . . .  13
     1.97  "Pre-Petition Warrant" . . . . . . . . . . . . . . . . . . .  14
     1.98  "Professional" . . . . . . . . . . . . . . . . . . . . . . .  14

                                     ii
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                                                                       Page

     1.99  "Professional Fees"  . . . . . . . . . . . . . . . . . . . .  14
     1.100 "Pro-Rata" . . . . . . . . . . . . . . . . . . . . . . . . .  14
     1.101 "Reconstituted Board of Directors" . . . . . . . . . . . . .  14
     1.102 "Record Date"  . . . . . . . . . . . . . . . . . . . . . . .  14
     1.103 "Released Parties" . . . . . . . . . . . . . . . . . . . . .  15
     1.104 "Reorganized Rose's" . . . . . . . . . . . . . . . . . . . .  15
     1.105 "Reserve"  . . . . . . . . . . . . . . . . . . . . . . . . .  15
     1.106 "Reserve Amount" . . . . . . . . . . . . . . . . . . . . . .  15
     1.107 "Retiree Claim"  . . . . . . . . . . . . . . . . . . . . . .  15
     1.108 "RSI"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     1.109 "Second Supplemental Adequate Protection Consent Order"  . .  15
     1.110 "Subscription Proceeds Escrow" . . . . . . . . . . . . . . .  15
     1.111 "Subscription Proceeds"  . . . . . . . . . . . . . . . . . .  16
     1.112 "Subordinated Claims"  . . . . . . . . . . . . . . . . . . .  16
     1.113 "Supplemental Adequate Protection Orders"  . . . . . . . . .  16
     1.114 "Unsecured Committee"  . . . . . . . . . . . . . . . . . . .  16
     1.115 "Voting Common Stock"  . . . . . . . . . . . . . . . . . . .  16

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS . . . . . . . . . . .  16
     2.1  Criterion of Class  . . . . . . . . . . . . . . . . . . . . .  16
     2.2  Claims and Interests  . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III PAYMENT OF ADMINISTRATIVE CLAIMS
                 ALLOWED TAX CLAIMS, PROFESSIONAL FEES, AND
                RETIREE CLAIMS, AND TREATMENT OF GE CAPITAL . . . . . .  17
     3.1  Administrative Claims . . . . . . . . . . . . . . . . . . . .  18
     3.2  Allowed Tax Claims  . . . . . . . . . . . . . . . . . . . . .  18
     3.3  Professional Fees . . . . . . . . . . . . . . . . . . . . . .  18
     3.4  Retiree Claims and Benefits Under Section 1114 of the
            Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . .  19
     3.5  Treatment of GE Capital . . . . . . . . . . . . . . . . . . .  19

ARTICLE IV CLAIMS NOT IMPAIRED UNDER THE PLAN . . . . . . . . . . . . .  20
     4.1  Non-Impairment  . . . . . . . . . . . . . . . . . . . . . . .  20
     4.2  Class 1 (Non-Tax Priority Claims) . . . . . . . . . . . . . .  20
     4.3  Class 2A (General Secured Claims) . . . . . . . . . . . . . .  20
     4.4  Class 2B (Pre-Petition Lenders' Allowed Secured Claims) . . .  21

ARTICLE V CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN  . . . . . . . .  22
     5.1  Intentionally Omitted . . . . . . . . . . . . . . . . . . . .  22
     5.2  Class 3 (Unsecured Claims)  . . . . . . . . . . . . . . . . .  22
     5.3  Intentionally Omitted.  . . . . . . . . . . . . . . . . . . .  22
     5.4  Class 5 (Common Stock Interests)  . . . . . . . . . . . . . .  22
     5.5  Class 6 (Pre-Petition Warrants) . . . . . . . . . . . . . . .  22
     5.6  Class 7 (Pre-Petition Stock Options)  . . . . . . . . . . . .  23
     5.7  Class 8 (Subordinated Claims) . . . . . . . . . . . . . . . .  23
     5.8  Effect of Bar Dates . . . . . . . . . . . . . . . . . . . . .  23
     5.9  Non-consensual Confirmation . . . . . . . . . . . . . . . . .  24

                                    iii
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                                                                       Page
ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . .  24
     6.1  Distributions by Reorganized Rose's or Other Distribution
            Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.2  Distributions to Impaired Classes . . . . . . . . . . . . . .  24
            6.2.1  Distributions of New Rose's Common Stock . . . . . .  24
            6.2.2  Distribution of Subscription Proceeds  . . . . . . .  26
            6.2.3  Distribution of New Rose's Common Stock Secondary
                    Distribution  . . . . . . . . . . . . . . . . . . .  26
            6.2.4  Distribution of New Rose's Warrants  . . . . . . . .  26
            6.2.5  Listing of Common Stock and Warrants . . . . . . . .  27
     6.3  Timing of Distributions . . . . . . . . . . . . . . . . . . .  27
     6.4  Disputed Payments . . . . . . . . . . . . . . . . . . . . . .  27
     6.5  Delivery of Distributions and Undeliverable or Unclaimed
            Distributions . . . . . . . . . . . . . . . . . . . . . . .  27
            6.5.1  Delivery of Distributions in General . . . . . . . .  27
            6.5.2  Distributions Held by Distribution Agent . . . . . .  27
            6.5.3  Failure to Claim Undeliverable Distributions . . . .  28
     6.6  Fractional Distributions and Fractional Cents; Round Lots . .  29
     6.7  Full and Final Satisfaction . . . . . . . . . . . . . . . . .  29
     6.8  Allocation of Distributions to Holders of Allowed Secured
            Claims  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VII MEANS OF EXECUTION  . . . . . . . . . . . . . . . . . . . .  30
     7.1  Funds for Distribution  . . . . . . . . . . . . . . . . . . .  30
     7.2  Post-Effective Date Financing Facility  . . . . . . . . . . .  30
     7.3  Corporate Action  . . . . . . . . . . . . . . . . . . . . . .  32
     7.4 Cancellation of Common Stock, Pre-Petition Warrants, Pre-Petition Stock Options and Pre-Petition Secured Notes and Surrender of Common Stock, Pre-Petition Warrants and Pre-
            Petition Secured Notes  . . . . . . . . . . . . . . . . . .  32
     7.5  New Rose's Charter  . . . . . . . . . . . . . . . . . . . . .  33
     7.6  Voting Powers . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.7  Authorization and Issuance of Equity Instruments of
            Reorganized Rose's  . . . . . . . . . . . . . . . . . . . .  33
            7.7.1  New Rose's Common Stock  . . . . . . . . . . . . . .  33
            7.7.2  New Rose's Warrants  . . . . . . . . . . . . . . . .  34
     7.8  New Rose's Common Stock Allocable to Management of
            Reorganized Rose's  . . . . . . . . . . . . . . . . . . . .  34
     7.9  Applicability of Sections 1125 and 1145 of the Bankruptcy
            Code to the New Rose's Common Stock Issued under the
            Modified Plan . . . . . . . . . . . . . . . . . . . . . . .  34
     7.10  Class 5 Subscription.  . . . . . . . . . . . . . . . . . . .  35
     7.11  Merger of RSI and Cancellation of RSI Common Stock . . . . .  36
     7.12  Reserve Provisions for Disputed Claims . . . . . . . . . . .  36
     7.13  Voting of Undistributed New Rose's Common Stock  . . . . . .  38
     7.14  Preservation or Waiver of Rights of Action of the Estate . .  38

                                     iv
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                                                                       Page
     7.15  Use of ADR Procedure Regarding Determination and Allowance
            of Damage Claims  . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VIII CONDITIONS PRECEDENT TO
             EFFECTIVENESS OF THE PLAN  . . . . . . . . . . . . . . . .  39
     8.1  Conditions to the Effective Date  . . . . . . . . . . . . . .  39
     8.2  Waiver of Conditions to the Effective Date  . . . . . . . . .  40

ARTICLE IX DISCHARGE, RELEASES, INJUNCTIONS AND RELATED PROVISIONS  . .  40
     9.1  Discharge . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     9.2  Releases of Released Parties  . . . . . . . . . . . . . . . .  41
     9.3  Releases by the Debtor and Reorganized Rose's . . . . . . . .  41
     9.4  Releases by Recipients of New Rose's Common Stock, New
            Rose's Warrants and Cash, or Available Cash (as
            applicable), and by All Other Persons . . . . . . . . . . .  42
     9.5  Limitations on Amounts to be Distributed to Holders of
            Allowed Claims Which Are Insured  . . . . . . . . . . . . .  43
     9.6  General Release of Liens  . . . . . . . . . . . . . . . . . .  43
     9.7  Injunctions . . . . . . . . . . . . . . . . . . . . . . . . .  44
            9.7.1  Injunction Related to Claims Released by the Debtor
                    and Reorganized Rose's Recipients of Cash, New
                    Rose's Common Stock and New Rose's Warrants, or Available Cash (if applicable), and All Other
                    Persons . . . . . . . . . . . . . . . . . . . . . .  44
            9.7.2  Injunction Relating to the Modified Plan . . . . . .  44
            9.7.3  Consent By Holders of Claims and Interests to Entry
                    of Injunctive Relief  . . . . . . . . . . . . . . .  44
     9.8  Rights of Fireman's Fund Insurance Company  . . . . . . . . .  44

ARTICLE X EXECUTORY CONTRACTS, INDEMNIFICATION OBLIGATIONS,
                 POST-PLAN CONFIRMATION DATE TRADE CLAIMS,
                 CONTINUED APPLICABILITY OF BANKRUPTCY CODE . . . . . .  45
     10.1  Executory Contracts and Unexpired Leases . . . . . . . . . .  45
     10.2  Indemnification and Contribution Obligations . . . . . . . .  46
     10.3  Post-Plan Confirmation Date Claims . . . . . . . . . . . . .  46
     10.4  Continued Applicability of the Bankruptcy Code . . . . . . .  47

ARTICLE XI RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . .  47
     11.1  Jurisdiction From Confirmation Through the Effective Date  .  47
     11.2  Jurisdiction From and After the Effective Date . . . . . . .  47

ARTICLE XII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  48
     12.1  The Committees and the Post-Effective Date Trade Committee .  48
            12.1.1  Dissolution of Committees . . . . . . . . . . . . .  49
            12.1.2  Creation of Post-Effective Date Trade Committee . .  49

                                     v
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                                                                       Page

            12.1.3  Post-Effective Date Trade Committee Procedures  . .  49
            12.1.4  Post-Effective Date Trade Committee Compensation  .  49
            12.1.5  Retention of Professionals  . . . . . . . . . . . .  50
            12.1.6  Liability . . . . . . . . . . . . . . . . . . . . .  50
     12.2  Means of Cash Payments . . . . . . . . . . . . . . . . . . .  50
     12.3  Set-Offs . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     12.4  Withholding Taxes  . . . . . . . . . . . . . . . . . . . . .  51
     12.5  Revesting  . . . . . . . . . . . . . . . . . . . . . . . . .  51
     12.6  Headings . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     12.7  Defects, Omissions and Amendments  . . . . . . . . . . . . .  51
     12.8  Governing Law  . . . . . . . . . . . . . . . . . . . . . . .  52
     12.9  Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . .  52
     12.10  Agreement Among the Plan Proponents . . . . . . . . . . . .  52
     12.11  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     12.12  Severability  . . . . . . . . . . . . . . . . . . . . . . .  54
     12.13  Revocation and Withdrawal of Modified Plan  . . . . . . . .  54
     12.14  Effect of Withdrawal or Revocation  . . . . . . . . . . . .  54
     12.15  Ratification in Confirmation Orders . . . . . . . . . . . .  54
     12.16  Post-Effective Date Effectuation of the Modified Plan's
            Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     12.17  Execution . . . . . . . . . . . . . . . . . . . . . . . . .  55

                       UNITED STATES BANKRUPTCY COURT
                     EASTERN DISTRICT OF NORTH CAROLINA
                              RALEIGH DIVISION

IN RE:                                  CASE NO. 93-01365-5-ATS
ROSE'S STORES, INC.,
(TAX ID #56-0382475),                   CHAPTER 11
          Debtor.


      MODIFIED AND RESTATED FIRST AMENDED JOINT PLAN OF REORGANIZATION

     Rose's Stores, Inc., debtor and debtor-in-possession, Nationwide Life Insurance Company, Wausau Preferred Health Insurance Company, Equitable Variable Life Insurance Company, The Equitable Life Assurance Society of the United States, Jefferson-Pilot Life Insurance Company, The Franklin Life Insurance Company, The Franklin United Life Insurance Company, Great-West Life & Annuity Insurance Company, American Family Life Insurance Company, State Mutual Life Assurance Company of America, SMA Life Assurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, Woodmen of the World Life Insurance Society, Knights of Columbus, Washington National Insurance Company, The Stonehill Investment Corp., Central Life Assurance Company, Lazard Freres & Co., or their successors and assigns as the case may be, the Bank of Tokyo, Ltd., the Official Committee of Unsecured Creditors and the Official Committee of Equity Security Holders jointly propose the following Modified and Restated First Amended Joint Plan of Reorganization pursuant to Section 1121(a) of the Bankruptcy Code:

                                 ARTICLE I

                                DEFINITIONS

     For purposes of this Modified and Restated First Amended Joint Plan of Reorganization, the following terms shall have the meanings herein set forth. Unless otherwise indicated, the singular shall include the plural and the plural shall include the singular. Capitalized terms shall at all times refer to the terms as defined in this Article. To the extent that terms are used and not otherwise defined in this Modified Plan, they shall have the meanings ascribed to them in the Bankruptcy Code.

     1.1 "Administrative Agent" shall mean The First National Bank of Boston, as administrative agent under the Post-Effective Date Financing Facility.

     1.2  "Administrative Claim" shall mean a Claim that is allowed under
Section 503(b) of the Bankruptcy Code and entitled to priority under
Section 507(a)(1) of the Bankruptcy Code or is otherwise determined to be entitled to such priority by Final Order, including, without limitation, fees and expenses of Professionals retained or to be compensated pursuant to the

Bankruptcy Code, and all fees and charges assessed against the Debtor's Estate pursuant to 28 U.S.C. (section mark) 1930.

     1.3 "ADR Procedure" shall mean the three-step alternative dispute resolution procedure pursuant to which the Debtor and a holder of a Damages Claims may seek to reach a determination of the amount of a Damages Claim for purposes of allowance, and Cash payment only where a Damages Claim is determined to be an Allowed Claim in an amount equal to or less than $500, pursuant to and as instituted by that certain order of the Bankruptcy Court dated April 26, 1994 entitled, "Order Approving Alternative Dispute Resolution Procedure," and such other orders of the Bankruptcy Court entered in connection therewith.

     1.4 "Allowed Claim" shall mean a Claim that: (a) has been scheduled by the Debtor pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, is not scheduled as disputed, contingent or unliquidated, and is not a Claim as to which a proof of Claim has been filed; (b) is a Claim as to which a proof of Claim has been timely-filed as of the applicable Bar Date and no objection thereto, or application to equitably subordinate or otherwise limit recovery, has been made as of a given date, and on or before any applicable deadline; (c) has been allowed by a Final Order of the Bankruptcy Court, or (d) in the case of the claims of the Pre-Petition Lenders, the Pre-Petition Lenders' Allowed Secured Claims. Allowed Claim shall include any portion of a Claim that is not disputed, contingent or unliquidated. "Allowed Claim" shall not include interest on the amount of any Claim except with respect to an Allowed Secured Claim as permitted by Section 506(b) of the Bankruptcy Code or as otherwise allowed by the Bankruptcy Court. Under no circumstances shall "Allowed Claim" include Claims arising from the rejection of any agreement pursuant to which Pre-Petition Warrants or Pre-Petition Stock Options may be, or have been, issued or exercised.

     1.5 "Allowed Non-Tax Priority Claim" shall mean that portion of an Allowed Claim entitled to priority treatment under Section 507(a) of the Bankruptcy Code, exclusive of Allowed Tax Claims and Administrative Claims.

     1.6 "Allowed Secured Claim" shall mean that portion of an Allowed Claim equal to the value, as determined by Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code and Bankruptcy Rule 3012, of the interest of the holder of the Allowed Secured Claim in the property of the Estate which secures such Allowed Secured Claim by a valid and enforceable lien, security interest and/or pledge. In the case of the claims of the Pre-Petition Lenders, Allowed Secured Claim shall mean the Pre-Petition Lenders' Allowed Secured Claims.

     1.7 "Allowed Tax Claim" shall mean that portion of an Allowed Claim entitled to priority under Section 507(a)(7) of the Bankruptcy Code.

     1.8 "Allowed Unsecured Claim" shall mean any Allowed Claim that is not an Administrative Claim, an Allowed Non-Tax Priority Claim, an Allowed Secured Claim, an Allowed Tax Claim, a Subordinated Claim, or a Claim classified as an Interest in Classes 5, 6, and 7.

     1.9 "Assumed Contracts and Leases" shall mean those executory contracts and unexpired, non-residential real or personal property leases which the Debtor has assumed, will assume, as of the Effective Date, or is the subject of a motion to assume as of the Effective Date, pursuant to
Section 365 of the Bankruptcy Code by Final Order(s) of the Bankruptcy
Court.

     1.10 "Available Cash" shall mean all Cash of the Debtor as of the Effective Date.

     1.11 "Avoiding Power Actions" shall mean all claims, rights and causes of action of the Estate against any Person under Sections 544 to 550, inclusive, of the Bankruptcy Code.

     1.12 "Bankruptcy Code" shall mean Title 11, United States Code, 11 U.S.C. (double section mark) 101 et seq. as in effect on the Filing Date, as the same thereafter has been, and may be, amended.

     1.13 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, or such other court as may hereafter be granted primary jurisdiction over the Chapter 11 Case.

     1.14 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, effective August 1, 1991 in accordance with the provisions of 28 U.S.C. (section mark) 2075 as the same thereafter has been, and may be, amended.

     1.15 "Bank Group" shall mean, collectively, NationsBank of North Carolina, N.A., Branch Banking & Trust Company, Crestar Bank, The Bank of New York, Credit Lyonnais New York Branch, Credit Lyonnais Cayman Island Branch, Central Carolina Bank and Wachovia Bank of North Carolina, N.A., and their successors, assigns and participants.

     1.16  "Bank of Tokyo" shall mean Bank of Tokyo, Ltd.

     1.17 "Bar Date" shall mean any date fixed by order of the Bankruptcy Court as the last date on which a particular Claim against the Debtor must be filed.

     1.18 "Board of Directors" shall mean the board of directors of Rose's as of the date immediately preceding the Effective Date.

     1.19 "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday as such term is defined in Bankruptcy Rule 9006(a).

     1.20 "Cash" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance
Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.

     1.21 "Chapter 11 Case" shall mean the Debtor's case pursuant to Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court under case number 93-01365-5-ATS.

     1.22 "Claim" shall mean a Claim against the Debtor as defined in Sections 101(5) and 102(2) of the Bankruptcy Code.

     1.23 "Class" shall mean a category of holders of Claims or Interests which are substantially similar in nature to the Claims or Interests of the other holders in such Class respectively, as classified pursuant to this Plan.

     1.24 "Class 3 Common Stock Designation" shall mean all of the Effective Date Shares which are not included in the Class 5 Subscription Stock Designation, if any, or the New Rose's Common Stock Secondary Distribution, if any.

     1.25 "Class 5 Rights Notice" shall mean the notice sent to all holders of Common Stock Interests in Class 5 within 5 days of the Equity Record Date advising them of their rights under the Class 5 Subscription, including a return notification form which a Class 5 Subscriber must use to indicate participation in the Class 5 Subscription. The Class 5 Rights Notice effectuated the Class 5 Subscription pursuant to Section 7.10 of this Plan, and was distributed to the holders of Common Stock Interests in the form negotiated among the Debtor and the Committees.

     1.26 "Class 5 Subscription Stock Designation" shall mean shares of New Rose's Common Stock, if any, purchased by and issued to Class 5 Subscribers pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice.

     1.27 "Class 5 Subscriber" shall mean a holder of Common Stock Interests in Class 5 who, if any, has irrevocably elected to acquire shares of New Rose's Common Stock pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice.

     1.28 "Class 5 Subscription" shall mean the procedure by which a holder of Common Stock Interests in Class 5 may elect to pay Cash to acquire shares of New Rose's Common Stock, pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice.

     1.29 "Class 5 Subscription Price" shall mean $6.50 per share of New Rose's Common Stock payable by a Class 5 Subscriber pursuant to the Plan pursuant to the order of the Bankruptcy Court dated February 3, 1995.

     1.30 "Collateral Agent" shall mean Shawmut Bank Connecticut National Association (successor-in-interest to NationsBank of North Carolina, N.A., the successor-in-interest to NCNB National Bank of North Carolina) in its capacity as the successor collateral agent for the Pre-Petition Lenders, or any successor thereto, pursuant to the Intercreditor Agreements.

     1.31 "Committees" shall mean, collectively, the Unsecured Committee and the Equity Committee.

     1.32 "Common Stock Interest" shall mean any equity interest in the Voting Common Stock and Non-Voting Class B Stock registered on the applicable Record Date in such stock register as may be maintained by or on behalf of the Debtor. "Common Stock Interest" excludes any Pre-Petition Warrants or Pre-Petition Stock Options.

     1.33 "Confirmation" shall mean entry of an order of the Bankruptcy Court confirming the Modified Plan pursuant to Sections 1127(b) and 1129 of the Bankruptcy Code.

     1.34 "Confirmation Date" shall mean the date upon which both Confirmation Orders are entered by the Bankruptcy Court.

     1.35 "Confirmation Orders" shall mean, collectively, the Plan Confirmation Order and the Modified Plan Confirmation Order.

     1.36 "Consummation Certificate" shall mean a certification of the chief financial officer of Reorganized Rose's stating that the Effective Date has occurred as of the calendar date thereof.

     1.37 "Consummation Date" shall mean the date on which the Bankruptcy Court enters the Final Decree.

     1.38 "Contingent Claim" shall mean any Claim for which a proof of claim has been timely filed with the Bankruptcy Court as of the applicable Bar Date but was not filed in a sum certain and which Claim has not been disallowed or fixed by the Bankruptcy Court at a sum certain.

     1.39 "Core Stores" shall mean, collectively, the 106 discount retail stores operated by the Debtor in the ordinary course of business and not identified by order of the Bankruptcy Court as being the subject of any going-out-of-business sales scheduled, as of the Effective Date, to be commenced no later than thirty days after the Effective Date.

     1.40 "Damages Claims" shall have the meaning of such term set forth in the order of the Bankruptcy Court dated April 26, 1994 entitled, "Order Approving Alternative Dispute Resolution Procedure."

     1.41 "Debtor" shall mean Rose's Stores, Inc., a Delaware corporation, as debtor and debtor-in-possession during the pendency of the Chapter 11 Case through the Effective Date.

     1.42 "Deferred GE Obligations" shall mean (i) the Letter of Credit Obligations outstanding at the time of closing of the Post-Effective Date Financing Facility and (ii) those GE Obligations which at the time of the closing of the Post-Effective Date Financing Facility would be capable of being satisfied in full, in Cash, except that the amount of such obligations is not then finally determined, including, without limitation, certain fees, costs and expenses incurred by or on behalf of GE Capital with respect to the DIP Facility, to the extent set forth in the Deferred GE Obligations Agreements.

     1.43 "Deferred GE Obligations Agreements" shall mean those certain agreements to be entered into by and among GE Capital, the Debtor, Reorganized Rose's and certain other parties, each in form and substance mutually acceptable to GE Capital, the Facility Agents and Reorganized Rose's, the forms of which agreements shall have been filed with the Bankruptcy Court prior to the entry of the Modified Plan Confirmation Order and approved therein by the Bankruptcy Court subject to changes as may be agreed to by GE Capital, the Facility Agents and Reorganized Rose's (without any party thereto having an obligation to make any changes), providing for (i) with respect to Letter of Credit Obligations outstanding at the time of the closing of the Post-Effective Date Financing Facility, either (A) the full and final release of GE Capital from any and all reimbursement or other obligations with respect to each outstanding letter of credit or (B) the provision of cash or other collateral by Reorganized Rose's as described therein.

     1.44  "Determination Date" shall mean that date which is the later of
(i) 105 days following the Effective Date or the first Business Day thereafter or (ii) 20 days after the first date on which at least 2,000,000 shares of New Rose's Common Stock shall have been distributed to holders of Allowed Claims in Class 3 and/or holders of Common Stock Interests in Class 5, unless the Post-Effective Date Committee, in its sole discretion, waives the requirement that at least 2,000,000 shares of New Rose's Common Stock be distributed prior to the Determination Date.

     1.45 "DIP Facility" shall mean, collectively, the DIP Financing Documents and the DIP Financing Orders, as amended.

     1.46 "DIP Financing Documents" shall mean that certain "Debtor-in-Possession Loan Agreement" dated as of September 20, 1993, together with all agreements, documents and amendments entered into by the Debtor and GE Capital in connection therewith.

     1.47 "DIP Financing Orders" shall mean the "Final Order Authorizing Debtor-In-Possession to Borrow Funds With Priority Over Administrative Expenses and Secured by Liens on Property of the

Estate" dated October 14, 1993 (the "Final DIP Order"), as such order has been, and may be, amended and modified from time to time during the Chapter 11 Case by further orders of the Bankruptcy Court.

     1.48 "Disclosure Statement" shall mean the disclosure statement filed by the Debtor and approved by order of the Bankruptcy Court dated October 5, 1994 as containing adequate information in accordance with Section 1125 of the Bankruptcy Code.

     1.49 "Disputed Claim" shall mean (i) that portion of any Claim as to which an objection to the allowance thereof has been interposed, or an application to equitably subordinate or otherwise limit recovery has been made, within thirty days after the Effective Date or any other date fixed by order of the Bankruptcy Court and which objection or application has not been determined by a Final Order, or (ii) a Contingent Claim. Under no circumstances may any of the Pre-Petition Lenders' Allowed Secured Claims constitute a Disputed Claim.

     1.50 "Distribution Agent" shall mean an entity which is authorized to make distributions required to be made under this Plan in accordance with
Section 6.1 of this Modified Plan.

     1.51 "Distribution Date" shall mean any date on which a distribution is required to be made under this Modified Plan.

     1.52 "Effective Date" shall mean the first Business Day, or as soon as practicable thereafter, upon which all the conditions set forth in
Section 8.1 of this Modified Plan have been satisfied or waived.

     1.53 "Effective Date Shares" shall mean the 10,000,000 shares of New Rose's Common Stock to be issued by Reorganized Rose's on the Effective Date for the benefit of and on account of the holders of Claims in Class 3 and/or holders of Common Stock Interests in Class 5, and officers of Reorganized Rose's pursuant to the Management Incentive and Retention Program.

     1.54 "Employee Stock Options" shall mean those certain Pre-Petition Stock Options granted prior to the Filing Date to employees of the Debtor.

     1.55 "Equity Committee" shall mean the Official Committee of Equity Security Holders appointed by the Office of the Bankruptcy Administrator for the Eastern District of North Carolina to serve in the Chapter 11 Case, as the same may be constituted from time to time.

     1.56 "Equity Record Date" shall mean February 7, 1995, the Record Date for purposes of distributing the rights to participate in the Class 5 Subscription to holders of Common Stock Interests pursuant to the order of the Bankruptcy Court dated February 13, 1995.

     1.57 "Estate" shall mean the estate created in the Chapter 11 Case by operation of Section 541 of the Bankruptcy Code.

     1.58 "Facility Agents" shall mean The First National Bank of Boston or The CIT Group/Business Credit, Inc., collectively, in their capacities as facility agents under the Post-Effective Date Financing Facility.

     1.59  "Filing Date" shall mean September 5, 1993.

     1.60 "Final Decree" shall mean the final decree entered by the Bankruptcy Court on the Consummation Date pursuant to Bankruptcy Rule 3022.

     1.61 "Final Order" shall mean an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which (i) the time to appeal or seek review, rehearing, reargument or certiorari has expired, and (ii) as to which no appeal or petition for review, rehearing, reargument, stay or certiorari proceeding is pending or as to which any right to appeal or to seek review, rehearing, reargument or certiorari has been waived.

     1.62 "Full Recovery Target Amount" shall mean, on any applicable date, the amount of Allowed Claims in Class 3 (except for those to be satisfied by Cash payment pursuant to this Modified Plan or order of the Bankruptcy Court) plus the total Reserve Amount as of such date, if any, determined pursuant to Section 7.12 of this Modified Plan for all Disputed Claims in Class 3.

     1.63 "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

     1.64 "GE Obligations" shall mean all obligations of the Debtor to GE Capital and certain individual and corporate affiliates under and pursuant to the DIP Facility.

     1.65 "GE Master Release Agreement" shall mean that certain agreement to be entered into by and between GE Capital and Debtor, in form and substance acceptable to GE Capital, the Debtor and the Facility Agents, the form of which agreement shall have been filed with the Bankruptcy Court prior to the entry of the Modified Plan Confirmation Order and approved therein by the Bankruptcy Court subject to changes as may be agreed to by GE Capital, the Facility Agents and Reorganized Rose's (without any party thereto having an obligation to make any changes), (i) acknowledging the payoff amount at the "Closing Event" (as defined in the order dated April 17, 1995 of the Bankruptcy Court approving the Post-Effective Date Financing Facility) with respect to the GE Obligations (other than (a) the Deferred GE Obligations and (b) the Post-Effective Date GE

Obligations) and (ii) providing for, among other things, that simultaneously upon the payment of such payoff amount to GE Capital, in Cash, and the execution and delivery of the Deferred GE Obligations Agreements and the Post-Effective Date GE Assumption Agreement and, in each case, such performance as may be required thereunder prior to or upon the execution and delivery thereof, all liens in favor of GE Capital under the DIP Facility shall be terminated and released and GE Capital shall execute and deliver to the Administrative Agent for filing (at the sole cost and expense of Debtor or Reorganized Rose's) all termination statements and take such other actions and provide such further assurances as may be reasonably requested and prepared by the Administrative Agent (all such actions and assurances to be taken at the sole cost and expense of Reorganized Rose's) to discharge or evidence the discharge of all mortgages, deeds of trust and security interests granted by the Debtor in favor of GE Capital.

     1.66 "Intercreditor Agreements" shall mean, collectively, those agreements by and among the Pre-Petition Lenders, to the extent applicable, and the Collateral Agent, providing, as among themselves, the terms and conditions by which, among other things, the Pre-Petition Lenders, in conjunction with the Collateral Agent, maintain and may enforce their respective security interests and liens in or on certain property of the Estate, including, without limitation, that certain substitution of collateral agent agreement dated as of September 30, 1994 by and among the Collateral Agent, the Pre-Petition Lenders and NationsBank of North Carolina, N.A. as predecessor collateral agent.

     1.67 "Interests" shall mean collectively, all Common Stock Interests, all Pre-Petition Warrants and all Pre-Petition Stock Options.

     1.68 "Management Incentive and Retention Program" shall mean that certain incentive and retention program covering periods both prior and subsequent to the Effective Date, authorized by the Final Order of the Bankruptcy Court dated February 14, 1995.

     1.69 "Modified Plan" shall mean this Chapter 11 modified and restated first amended joint plan of reorganization, reflecting such non-material modifications to the Plan as may be required to effectuate the Post-Effective Date Financing Facility and otherwise facilitate the tasks required to be taken in conjunction with the Effective Date under the Plan, inclusive of any exhibits hereto and any documents incorporated herein by reference, as it may from time to time be amended, as and to the extent permitted herein or by the Bankruptcy Code.

     1.70 "Modified Plan Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Modified Plan pursuant to Sections 1127 and 1129 of the Bankruptcy Code and finding, inter alia, that the modifications to the Plan embodied in the Modified Plan do not materially adversely affect the treatment of any Claims or Interests under the Plan, which order shall be in a form acceptable to all Plan Proponents, the Facility Agents and GE Capital.

     1.71 "New Rose's Charter" shall mean the restated certificate of incorporation of Reorganized Rose's, in substantially the form to be filed with the Bankruptcy Court on or before the Effective Date, as modified or amended to the extent necessary and consistent with the Modified Plan, and effective as of the Effective Date.

     1.72 "New Rose's Common Stock" shall mean the no par value shares of common stock of Reorganized Rose's authorized to be issued pursuant to the New Rose's Charter.

     1.73 "New Rose's Common Stock Secondary Distribution" shall mean any and all Effective Date Shares remaining in the New Rose's Common Stock Escrow as of the Determination Date for distribution to holders of Common Stock Interests in Class 5, after distribution of shares of New Rose's Common Stock pursuant to Section 6.2.1(b).

     1.74 "New Rose's Common Stock Escrow" shall mean the escrow established pursuant to the New Rose's Common Stock Escrow Agreement, into which such number of the Effective Date Shares shall be deposited as provided in Section 6.2.1(a) of this Modified Plan.

     1.75 "New Rose's Common Stock Escrow Agreement" shall mean the escrow agreement between Reorganized Rose's and the escrow agent named therein which sets forth the terms and conditions establishing the New Rose's Common Stock Escrow, and an escrow for undeliverable distributions under
Section 6.5 of this Modified Plan, which agreement shall be substantially in the form as negotiated among the Debtor and the Committees to their satisfaction and filed with the Bankruptcy Court prior to or on the Effective Date as such document is effective as of the Effective Date.

     1.76 "New Rose's Warrant Agreement" shall mean the warrant agreement between Reorganized Rose's and the warrant agent named therein which sets forth the terms and conditions respecting exercise and issuance of the New Rose's Warrants, and an escrow for undeliverable New Rose's Warrants, which agreement shall be substantially in a form as negotiated among the Debtor and the Committees to their satisfaction and filed with the Bankruptcy Court on or before the Effective Date, as such document may be modified or amended and effective as of the Effective Date.

     1.77 "New Rose's Warrants" shall mean the 4,285,714 warrants to purchase New Rose's Common Stock issued to holders of Common Stock Interests in Class 5 in accordance with Section 6.2.4 of this Modified Plan and the New Rose's Warrant Agreement.

     1.78 "Non-Voting Class B Stock" shall mean the Non-Voting Class B Stock of the Debtor, no par value, exclusive of any shares of Non-Voting Class B Stock held in treasury.

     1.79 "Permitted Encumbrance Collateral" shall mean any asset of Reorganized Rose's with respect to which the Post-Effective Date Lenders have agreed in writing by the terms of the Post-Effective Date Financing Facility may be encumbered by a security interest, lien or other encumbrance which is not junior and subordinate to the liens and security interests granted to the Post-Effective Date Lenders pursuant to the Post-Effective Date Financing Facility.

     1.80 "Person" shall mean any individual, corporation, partnership, joint venture, trust, estate, unincorporated association, committee, or organization, governmental entity or political subdivision thereof, or any other entity.

     1.81 "Plan" shall mean the First Amended Joint Plan of Reorganization of Rose's Stores, Inc., dated October 4, 1994, as confirmed by the Plan Confirmation Order.

     1.82 "Plan Confirmation Date" shall mean December 14, 1994, the date on which the Bankruptcy Court entered the Plan Confirmation Order.

     1.83 "Plan Confirmation Order" shall mean the Final Order of the Bankruptcy Court entered on December 14, 1994 confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

     1.84 "Plan Proponents" shall mean, collectively, the Debtor, each of the Pre-Petition Secured Noteholders, the Bank of Tokyo, and each of the Committees, as proponents of the Plan and the Modified Plan.

     1.85 "Post-Effective Date Collateral" shall mean, as of the Effective Date, all presently owned or thereafter acquired assets and property of every type of Reorganized Rose's, whether or not such assets and properties are identified as collateral in the documents and agreements memorializing the terms and provisions of the Post-Effective Date Financing Facility.

     1.86 "Post-Effective Date Financing Facility" shall mean that financing facility, effective as of the Effective Date, that shall be provided pursuant to agreements and documents memorializing that certain revolving credit facility in an aggregate principal amount of up to $125,000,000 described in the commitment letter dated March 10, 1995 of The First National Bank of Boston and The CIT Group/Business Credit, Inc. authorized and approved by order of the Bankruptcy Court dated March 22, 1995, as such financing facility is approved prior to the Effective Date by order of the Bankruptcy Court, on appropriate notice and hearing, on terms not materially inconsistent with the terms of the aforesaid financing commitment.

     1.87 "Post-Effective Date GE Assumption Agreement" shall mean that certain agreement to be entered into by and among GE Capital, the Debtor, and Reorganized Rose's, in form and substance mutually acceptable to GE Capital, the Facility Agents, and Reorganized Rose's, the form of which agreement shall have been filed with the Bankruptcy Court prior to the entry of the Modified Plan Confirmation Order and approved therein by the Bankruptcy Court subject to changes as may be agreed to by GE Capital, the Facility Agents and Reorganized Rose's (without any party thereto having an obligation to make any changes), whereby Reorganized Rose's shall assume each and every of the Post-Effective Date GE Obligations.

     1.88 "Post-Effective Date GE Obligations" shall mean all obligations of the Debtor to GE Capital, GE Capital Commercial Finance, Inc., GE Capital Corporate Finance, Inc. and their respective affiliates, and each of their respective officers, directors, employees, attorneys and agents if any, under (i) the DIP Facility (other than the Deferred GE Obligations),
(ii) that certain Amended and Restated Commitment Letter of GE Capital to Rose's Stores, Inc., dated as of July 19, 1994 and the related Fee Letter dated as of July 19, 1994 (the "GE Commitment") and (iii) that certain Agreement Terminating Amended and Restated Letter to Provided Confirmation Financing dated as of March 31, 1995 (the "GE Commitment Termination Agreement"), which in light of their contingent, unmatured or unliquidated nature are not at the time of the closing of the Post-Effective Date Financing Facility quantifiable or otherwise capable of being satisfied in full by the payment of Cash, including, without limitation, all indemnification obligations of the Debtor under or pursuant to the DIP Facility, the GE Commitment and the GE Commitment Termination Agreement.

     1.89 "Post-Effective Date Lenders" shall mean, collectively, The First National Bank of Boston, The CIT Group/Business Credit, Inc. (in all capacities) and the other lending institutions who are, as of the Effective Date, parties to (in whatever capacity) or who may provide financing to Reorganized Rose's pursuant to, the Post-Effective Date Financing Facility.

     1.90 "Pre-Petition Lenders" shall mean collectively, the Bank Group, the Pre-Petition Secured Noteholders and the Bank of Tokyo.

     1.91 "Pre-Petition Lenders' Allowed Secured Claims" shall have the meaning set forth in the Second Supplemental Adequate Protection Consent Order, and the Pre-Petition Lenders' Allowed Secured Claims as of the date on which such Claims shall be satisfied in full pursuant to this Modified Plan shall equal the amounts that are set forth in Exhibit C annexed to the Second Supplemental Adequate Protection Consent Order (as of the date the Second Supplemental Adequate Protection Consent Order was filed), plus any and all accrued and unpaid interest, fees, expenses and charges due to the Pre-Petition Lenders as of the date on which such Claims shall be satisfied in full pursuant to this Modified Plan, less all amounts received with respect thereto by the Pre-

Petition Lenders toward satisfaction of such claims through the date on which such Claims shall be satisfied in full pursuant to this Modified Plan.

     1.92 "Pre-Petition Secured Noteholders" shall mean the holders of the Pre-Petition Secured Notes, to wit: Nationwide Life Insurance Company, Wausau Preferred Health Insurance Company, Equitable Variable Life Insurance Company, The Equitable Life Assurance Society of the United States, Jefferson-Pilot Life Insurance Company, The Franklin Life Insurance Company, The Franklin United Life Insurance Company, Great-West Life & Annuity Insurance Company, American Family Life Insurance Company, State Mutual Life Assurance Company of America, SMA Life Assurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, Woodmen of the World Life Insurance Society, Knights of Columbus, Washington National Insurance Company, The Stonehill Investment Corp., Central Life Assurance Company, and Lazard Freres & Co., or their predecessors-in-interest, or successors and assigns as of the Record Date.

     1.93 "Pre-Petition Secured Noteholder Warrant Agreement" shall mean that certain agreement executed in connection with the pre-petition refinancing of the Debtor pursuant to which Pre-Petition Secured Noteholder Warrants were issued and which agreement further provided for the future issuance of additional such warrants.

     1.94 "Pre-Petition Secured Noteholder Warrants" shall mean those certain Pre-Petition Warrants held by Pre-Petition Secured Noteholders and any rights to receive future warrants pursuant to the Pre-Petition Secured Noteholder Warrant Agreement which were not exercised prior to the Filing Date.

     1.95 "Pre-Petition Secured Notes" shall mean the 11% Senior Secured Notes due December 31, 1998, issued by the Debtor pursuant to the terms of that certain "Combined, Amended and Restated Note Agreement" dated May 29, 1992.

     1.96 "Pre-Petition Stock Option" shall mean any option to purchase an equity interest in the Debtor's Common Stock, including, without limitation, Employee Stock Options, and any Claims arising thereunder, subject to subordination pursuant to Section 510(b) of the Bankruptcy Code, arising from rescission of a purchase or sale of a Pre-Petition Stock
Option or for damages arising from such purchase and sale or for reimbursement of contribution or occurrence of such Claim.

     1.97 "Pre-Petition Warrant" shall mean any warrant issued pre-petition to purchase an equity interest in the Debtor, including, without limitation, Pre-Petition Secured Noteholder Warrants, and any Claims subject to subordination pursuant to Section 510(b) of the Bankruptcy Code, arising from rescission of the purchase or sale of a Pre-Petition Warrant or for damages arising from such purchase or sale or reimbursement of contribution or occurrence of such Claim.

     1.98 "Professional" shall mean any Person (i) retained pursuant to an order of the Bankruptcy Court in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.

     1.99 "Professional Fees" shall mean compensation for services rendered and reimbursement of expenses in connection with the Chapter 11 Case allowed to Professionals by order of the Bankruptcy Court pursuant to Sections 330, 331, 1103 or 503(b) of the Bankruptcy Code. Professional Fees as defined herein shall not include the fees of the professionals of the Pre-Petition Lenders, which shall be paid in accordance with the provisions of the Second Supplemental Adequate Protection Consent Order.

     1.100 "Pro-Rata" shall mean the ratio of an Allowed Claim, Reserve Amount or Interest in or respecting a particular Class to the aggregate amount of all Allowed Claims plus Reserve Amounts or Interests in or respecting that Class.

     1.101 "Reconstituted Board of Directors" shall mean the board of directors of Reorganized Rose's as of and after the Effective Date, appointed pursuant to Sections 7.5 and 7.6 of this Modified Plan and as set forth in the schedule filed with the Bankruptcy Court prior to the Effective Date.

     1.102 "Record Date" shall mean (a) for the purpose of voting on the Plan, the date of entry of the order approving the Disclosure Statement,
(b) for the purposes of any distribution and payments under and pursuant to this Modified Plan other than the rights to participate in the Class 5 Subscription to holders of Common Stock Interests, the Effective Date, (c) for the purpose of distributing the rights to participate in the Class 5 Subscription to the holders of Common Stock Interests, the Equity Record Date, and (d) for the purpose of making payments to or for the benefit of the Pre-Petition Lenders pursuant to Section 4.4 of this Modified Plan, the Business Day prior to the scheduled date of the closing of the Post-Effective Date Financing Facility.

     1.103 "Released Parties" shall mean, collectively, (i) all past and present officers, directors, agents, employees, and Professionals of the Debtor, (ii) all members, agents and Professionals of the Committees, (iii) each of the Pre-Petition Lenders and their past and present officers, directors, agents, employees and professionals and (iv) GE Capital, GE Capital Corporate Finance Group, Inc. and GE Capital Commercial Finance, Inc., and all of their respective past and present officers, directors, agents, employees and professionals.

     1.104 "Reorganized Rose's" shall mean Rose's Stores, Inc., a Delaware corporation, operating and conducting business pursuant to the New Rose's Charter, as of and after the Effective Date.

     1.105 "Reserve" shall mean any escrow or interest-bearing account established to hold distributions on account of Disputed Claims, pursuant to Section 7.12 of this Modified Plan. The amount of the Reserve shall include interest and dividends accrued thereon.

     1.106 "Reserve Amount" shall mean the dollar value of a Disputed Claim for purposes of determining the aggregate distribution to be reserved for a Disputed Claim pursuant to Section 7.12 of this Plan.

     1.107 "Retiree Claim" shall mean a Claim arising from or relating to retiree benefits, if any, as defined in Section 1114(a) of the Bankruptcy Code, which is allowed under Section 1114(e)(2) of the Bankruptcy Code.

     1.108 "RSI" shall mean RSI Trading, Inc., a Delaware corporation that was a wholly owned subsidiary of the Debtor prior to its merger with the Debtor prior to the Effective Date.

     1.109 "Second Supplemental Adequate Protection Consent Order" shall mean the "Second Supplemental Consensual Adequate Protection Order In Connection with Payment Of Net Proceeds From "GOB2" Sales And The Filing Of The Joint Plan Of Reorganization Of Rose's Stores, Inc." signed by the Plan Proponents and GE Capital and entered by the Bankruptcy Court, as modified by orders of the Bankruptcy Court dated August 30, 1994 and November 30, 1994.

     1.110 "Subscription Proceeds Escrow" shall mean the escrow account established pursuant to Section 7.10 of this Modified Plan and the Class 5 Rights Notice in connection with the Class 5 Subscription into which Subscription Proceeds, if any, shall be deposited and from which the Subscription Proceeds shall be distributed to holders of Allowed Unsecured Claims in Class 3 or otherwise in accordance with Section 6.2.2 of this Modified Plan.

     1.111 "Subscription Proceeds" shall mean the aggregate amount of Cash, if any, tendered by the Class 5 Subscribers to acquire shares constituting the Class 5 Subscription Stock Designation pursuant to Section
7.10 of this Modified Plan and the Class 5 Rights Notice, and maintained in the Subscription Proceeds Escrow in accordance with the Class 5 Rights Notice pending distribution pursuant to Section 6.2.2 of this Modified Plan. The Subscription Proceeds shall not be property of the Estate or of Reorganized Rose's.

     1.112 "Subordinated Claims" shall mean all Claims subject to subordination pursuant to Section 510(b) of the Bankruptcy Code arising from rescission of a purchase or sale of Voting Common

Stock and Non-Voting Class B Stock, or for damages arising from such purchase or sale, or for reimbursement, contribution or indemnification on occurrence of such Claim.

     1.113 "Supplemental Adequate Protection Orders" shall mean, collectively, the "Supplemental Consensual Adequate Protection Order In Connection with Debtor's Motion For Order Authorizing Debtor To Conduct Additional Going Out Of Business Sales And Other Relief" signed by the Bankruptcy Court on May 17, 1994, and the Second Supplemental Adequate Protection Consent Order.

     1.114 "Unsecured Committee" shall mean the Official Committee of Unsecured Creditors appointed by the Office of the Bankruptcy Administrator for the Eastern District of North Carolina to serve in the Chapter 11 Case, as the same may be constituted from time to time.

     1.115 "Voting Common Stock" shall mean the Voting Common Stock of the Debtor, no par value, exclusive of any shares of Voting Common Stock held in treasury, registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor.

                                 ARTICLE II

                   CLASSIFICATION OF CLAIMS AND INTERESTS

     2.1 Criterion of Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim or Interest qualifies within the description of the different Class. The Debtor reserves the right to have any Claim or Interest reclassified as appropriate and to the extent permitted by the Bankruptcy Court. In particular, a Claim filed as a Non-Tax Priority Claim but which does not comport with provisions of Section 507(a) of the Bankruptcy Code shall be treated by the Debtor pursuant to Bankruptcy Court Order as a Claim not entitled to priority, or as an Interest (as appropriate), and the Debtor will ascribe a vote cast in connection with this Modified Plan by a holder of such Claim to the proper Class, to the extent permitted by the Bankruptcy Court.

     2.2 Claims and Interests. All Allowed Claims and Interests are divided into the following Classes pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code, which Classes shall be mutually exclusive:

          (a) Class 1 (Non-Tax Priority Claims). Class 1 consists of all Allowed Non-Tax Priority Claims.

          (b) Class 2 (Secured Claims). Class 2 consists of all Allowed Secured Claims. Class 2 Claims are classified further into two subclasses:

               (i) Class 2A (General Secured Claims). Class 2A consists of all Allowed Secured Claims, other than those asserted by the Pre-Petition Lenders, the collateral for which constitutes an asset which is property of the Estate, and which property secures such Allowed Secured Claims by a valid and enforceable lien, security interest and/or pledge; and

              (ii) Class 2B (Pre-Petition Lenders Secured Claims). Class 2B consists of the Pre-Petition Lenders' Allowed Secured Claims.

          (c) Class 3 (Unsecured Claims). Class 3 consists of all Allowed Unsecured Claims.

          (d)  Class 4.  Intentionally omitted.

          (e) Class 5 (Common Stock Interests). Class 5 consists of all Common Stock Interests.

          (f) Class 6 (Pre-Petition Warrants). Class 6 consists of all Interests arising from Pre-Petition Warrants.

          (g) Class 7 (Pre-Petition Stock Options). Class 7 consists of all Interests arising from Pre-Petition Stock Options.

          (h) Class 8 (Subordinated Claims). Class 8 consists of all Subordinated Claims.


                                ARTICLE III

                      PAYMENT OF ADMINISTRATIVE CLAIMS
                 ALLOWED TAX CLAIMS, PROFESSIONAL FEES, AND
                RETIREE CLAIMS, AND TREATMENT OF GE CAPITAL

     3.1 Administrative Claims. All Administrative Claims, other than Professional Fees, shall be paid by the Debtor in full, in Cash, (a) in such amounts as are incurred by the Debtor in the ordinary course of its business, or (b) in such amounts as such Administrative Claims are allowed by Final Order of the Bankruptcy Court (i) upon the later of the Effective Date or the date upon which the Bankruptcy Court enters a Final Order allowing such Administrative Claim, or (ii) upon such other terms as may exist in the ordinary course of the Debtor's business, or (iii) as may be agreed upon between the holders of such Administrative Claims and the Debtor. Those liabilities of the Debtor due and payable in the ordinary course of business after the Effective Date shall be treated as ordinary course of business obligations of Reorganized Rose's.

     3.2 Allowed Tax Claims. Allowed Tax Claims shall be paid by the Debtor in full, in Cash, on the later of the Effective Date or the date upon which the Bankruptcy Court enters a Final Order allowing such Allowed Tax Claim, or upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Tax Claim; provided, however, that (i) the Debtor may make, at its option, in lieu of payment in full of the Allowed Tax Claims on the Effective Date, deferred Cash payments respecting Allowed Tax Claims to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Tax Claim at a rate to be agreed to by the Debtor and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court, and (ii) if such Allowed Tax Claim is for a tax assessed against property of the Estate, the amount of such Allowed Tax Claim does not exceed the value of the Estate's interest in such property, and (iii) in the event an Allowed Tax Claim may also be classified as a Secured Claim, the Debtor may, at its option, elect to treat such Allowed Tax Claim as an Allowed Secured Claim. Payments to the Internal Revenue Service with respect to any Allowed Tax Claims shall be made in equal quarterly payments with interest at 8% per annum, accruing from the Plan Confirmation Date until full payment is made, with the first such quarterly payment being made within fifteen days after the Effective Date. All Allowed Tax Claims that by their terms become due and payable after the Confirmation Date shall be paid when due.

     3.3 Professional Fees. Awards of Professional Fees for all periods up to and including the Plan Confirmation Date shall be paid (i) first, from those trusts or escrows established by prior order of the Bankruptcy Court, on account of Professional Fees for which payment was requested but not authorized by the Bankruptcy Court prior to the Plan Confirmation Date, and, (ii) thereafter, by the Debtor in Cash, pursuant to order of the Bankruptcy Court. During the period from the Plan Confirmation Date through and including the Effective Date, Professionals employed by the Debtor or the Committees may be paid compensation and reimbursement of expenses monthly in arrears in full in Cash upon the submission of invoices to the Debtor and the Committees. Ten (10) days after receipt by the Debtor and the Committees of any such invoice, the Debtor shall be authorized to pay such invoice without further order of the Bankruptcy
Court unless the Debtor and/or the Person seeking payment has received a written objection to the payment thereof from any of the Debtor or the Committees within such period. In the event fees and expenses of any professional retained by the Debtor are objected to by either the Debtor or the Committees, such fees and expenses shall be subject to and payable only upon Bankruptcy Court approval or prior agreement of the parties. All Professional Fees for services rendered after the Effective Date in connection with the Debtor or Reorganized Rose's, as the case may be, the Chapter 11 Case and/or this Modified Plan shall be paid by the Debtor or Reorganized Rose's, as the case may be, pursuant to the provisions of this Plan or upon such terms as agreed to by the Debtor or Reorganized Rose's, as the case may be, and the particular Professional without further Bankruptcy Court review or authorization. In all circumstances, the fees of the professionals of the Pre-Petition Lenders shall be paid in accordance with the Second Supplemental Adequate Protection Consent Order, and shall be paid in full, in Cash, in connection with the closing of the Post-Effective Date Financing Facility.

     3.4 Retiree Claims and Benefits Under Section 1114 of the Bankruptcy Code. On and after the Effective Date, all Allowed Retiree Claims arising prior to the Effective Date shall be treated as Administrative Claims, paid in full, and all retiree benefits, as such term is defined in Section 1114(a) of the Bankruptcy Code, shall continue, at the level established or modified pursuant to Section 1114 of the Bankruptcy Code, solely to the extent, and for the period, that the Debtor and Reorganized Rose's is, or may be, contractually or legally obligated to provide such benefits.

     3.5 Treatment of GE Capital. Simultaneous with the closing of the Post-Effective Date Financing Facility, (i) all of the GE Obligations (other than (a) the Deferred GE Obligations and (b) the Post-Effective Date GE Obligations) shall be fully and finally satisfied, in Cash, in accordance with this Section 3.5, (ii) Reorganized Rose's shall have made adequate provision with respect to the Deferred GE Obligations by the execution and delivery of the Deferred GE Obligations Agreements and such performance as may be required thereunder prior to or upon the execution and delivery thereof, (iii) Reorganized Rose's shall have assumed each and every of the Post-Effective Date GE Obligations by the execution and delivery of the Post-Effective Date GE Assumption Agreement and in each case, such performance as may be required thereunder prior to or upon the execution and delivery thereof, and (iv) GE Capital shall enter into and deliver the GE Master Release Agreement. Simultaneously upon such time as
(i) all GE Obligations (other than (a) the Deferred GE Obligations and (b) the Post-Effective Date GE Obligations) are fully satisfied, in Cash (the amount of which shall be fixed and provided to Reorganized Rose's and the Facility Agents prior to the initial funding under the Post-Effective Date Financing Facility), (ii) all Deferred GE Obligations are provided for by Reorganized Rose's by the execution and delivery of the Deferred GE Obligations Agreements and such performance as may be required thereunder prior to or upon the execution and delivery thereof, and (iii) all Post-Effective Date GE Obligations are assumed by Reorganized Rose's by the execution and delivery of the Post-Effective Date GE Assumption Agreement and such performance as may be required thereunder prior to or upon the execution and delivery thereof, all liens, claims, interests, rights, remedies and protections granted to GE Capital pursuant to the DIP Facility shall be released and terminated. Notwithstanding anything to the contrary set forth in or implied by any provisions of this Modified

Plan, on and after the Effective Date Reorganized Rose's shall be deemed to have assumed, without any action or the execution of any document, any and all Post-Effective Date GE Obligations.


                                 ARTICLE IV

                     CLAIMS NOT IMPAIRED UNDER THE PLAN

     4.1 Non-Impairment. Claims in Class 1, Class 2A and Class 2B are not impaired under this Modified Plan. In the event of a controversy as to whether any holders of Claims or Interests are impaired, the Bankruptcy Court shall, after appropriate notice and hearing, determine such controversy. The Debtor reserves the right to re-classify Claims or Interests as appropriate and to the extent permitted by the Bankruptcy Court. In particular, a Claim filed as a Non-Tax Priority Claim but which does not comport with provisions of Section 507(a) of the Bankruptcy Code shall be treated by the Debtor as a Claim not entitled to priority or an Interest, as appropriate, and the Debtor will ascribe a vote cast in connection with this Modified Plan by a holder of such Claim to the proper Class, to the extent permitted by the Bankruptcy Court.

     4.2 Class 1 (Non-Tax Priority Claims). The Allowed Non-Tax Priority Claims shall be paid in full, in Cash, on the later of the Effective Date or the date of a Final Order allowing any such Claim in this Class 1, or upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Claim in this Class 1.

     4.3 Class 2A (General Secured Claims). The Allowed Secured Claims in Class 2A shall be treated as follows at the Debtor's option:

          (a)  (i)  any default, other than of the kind specified in
     Section 365(b)(2) of the Bankruptcy Code, shall be cured, provided that accrued and unpaid interest, if any, which the Debtor may be obligated to pay with respect to such default shall be simple interest at the contract rate and not at any default rate of interest;

              (ii) the maturity of the Allowed Secured Claim shall be reinstated as the maturity existed before any default;

             (iii) the holder of the Allowed Secured Claim shall be compensated for any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of the Allowed Secured Claim; and

              (iv) the other legal, equitable, or contractual rights to which the Allowed Secured Claim entitles the holder shall not otherwise be altered; provided, however, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing such Allowed Secured Claim, the collateral may be sold at a sale at which the holder of such Allowed Secured Claim has an opportunity to bid; or

          (b) on the Effective Date, or on such other date thereafter as may be agreed to by the Debtor and the holder of such Allowed Secured Claim, the Debtor shall abandon the collateral securing such Allowed Secured Claim to the holder thereof in full satisfaction and release of such Allowed Secured Claim; or

          (c) on the Effective Date or as soon as practicable thereafter, the holder of such Allowed Secured Claim shall receive, on account of such Allowed Secured Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Allowed Secured Claim shall agree, in full satisfaction and release of such Allowed Secured Claim.

     4.4 Class 2B (Pre-Petition Lenders' Allowed Secured Claims). The Pre-Petition Lenders' Allowed Secured Claims shall be paid in full, in Cash, contemporaneous with the closing of the Post-Effective Date Financing Facility from a portion of the funds provided thereunder, such that all liens in favor of the Pre-Petition Lenders shall have been thereby released and discharged. Furthermore, contemporaneous with the closing of the Post-Effective Date Financing Facility, the Pre-Petition Lenders, or the Collateral Agent on their behalf, shall provide to the Administrative Agent a payoff letter acknowledging that all Class 2B Pre-Petition Lenders' Allowed Secured Claims have been satisfied in full (except as the Debtor and the Pre-Petition Lenders agree that Reorganized Rose's shall later satisfy certain Claims for fees and expenses once such amounts are determined) and that all liens in favor of the Pre-Petition Lenders have been released, and shall have executed and delivered to the Administrative Agent for filing all termination statements and taken such other actions and provided such further assurances as may be requested by the Administrative Agent to discharge or evidence the discharge of all mortgages, deeds of trust and security interests granted by the Debtor in favor of the Pre-Petition Lenders or their agents. All promissory notes under all agreements with the Pre-Petition Lenders, including, without limitation, the Pre-Petition Secured Notes and the Pre-Petition Secured Noteholder Warrants, shall be deemed to be cancelled, annulled and extinguished upon the payment in full of the Pre-Petition Lenders' Allowed Secured Claims applicable thereto.

                                 ARTICLE V

                CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN

     5.1  Intentionally Omitted

     5.2 Class 3 (Unsecured Claims). Except with respect to those holders of Class 3 Allowed Unsecured Claims which are Damage Claims entitled to receive a Cash payment in accordance with the ADR Procedure as ratified and incorporated into this Modified Plan pursuant to Section 7.15 of this Modified Plan, each holder of an Allowed Unsecured Claim in Class 3 shall receive in exchange for such claim its Pro-Rata share of (i) the Class 3 Common Stock Designation, on such Distribution Dates specified by, and otherwise in accordance with, Section 6.2.1 of this Modified Plan, and (ii) the Subscription Proceeds, if any, not returnable to the Class 5 Subscribers pursuant to the Class 5 Rights Notice, on such Distribution Dates specified by, and otherwise in accordance with, Section 6.2.2 of this Modified Plan.

     5.3  Intentionally Omitted.

     5.4 Class 5 (Common Stock Interests). Each holder of a Common Stock Interest in Class 5 shall receive in exchange for such interest (i) its Pro-Rata share of the New Rose's Warrants, on such Distribution Dates as set forth in Section 6.2.4 of this Modified Plan, (ii) its Pro-Rata share of the New Rose's Common Stock Secondary Distribution, if any, on such Distribution Dates as set forth in Section 6.2.3 of this Modified Plan, and
(iii) the non-transferrable right to pay Cash to acquire shares of New Rose's Common Stock in accordance with the Class 5 Subscription pursuant to
Section 7.10 of this Modified Plan and the Class 5 Rights Notice.

     5.5 Class 6 (Pre-Petition Warrants). Holders of Interests in Class 6 shall not receive any distribution whatsoever on account of such Interests, and as of the Effective Date, all Interests in any Pre-Petition Warrants, including, without limitation, Pre-Petition Secured Noteholder Warrants, shall be deemed canceled, annulled and extinguished. In addition, all agreements, including, without limitation, the Pre-Petition Secured Noteholder Warrant Agreement, providing for the issuance of Pre-Petition Warrants to any Persons shall be deemed rejected, provided that any and all Allowed Claims arising therefrom shall be deemed subject to the subordination provisions of Section 510(b) of the Bankruptcy Code, and such holders shall receive no distribution on account of any such Allowed Claims.

     5.6 Class 7 (Pre-Petition Stock Options). Holders of Interests in Class 7 shall not receive any distribution whatsoever on account of such Interests, and as of the Effective Date, all Interests in any Pre-Petition Stock Options, including, without limitation, Employee Stock Options, shall be deemed canceled, annulled and extinguished. In addition, all agreements providing for the issuance of Pre-Petition Stock Options, including, without limitation, the Employee Stock Option Plans, to any Persons shall be deemed rejected and/or terminated, provided that any and all Allowed Claims arising therefrom shall be deemed subject to the subordination provisions of Section 510(b) of the Bankruptcy Code, and such holders shall receive no distribution on account of any such Allowed Claims.

     5.7 Class 8 (Subordinated Claims). Holders of Subordinated Claims in Class 8 shall not receive any distribution whatsoever on account of such Claims, and as of the Effective Date, all Subordinated Claims shall be deemed canceled, annulled and extinguished.

     5.8 Effect of Bar Dates. As of the Effective Date, any Claim arising solely on account of a proof of claim filed after an applicable Bar Date shall be deemed disallowed and expunged, and the holder of such Claim shall be forever barred from asserting such Claim against the Debtor or its property, and from voting on this Modified Plan and/or sharing in any distribution hereunder in respect of such Claim unless otherwise provided pursuant to further order of the Bankruptcy Court. All Claims scheduled by the Debtor as contingent, unliquidated or disputed on its voluntary petition under Chapter 11, or on its Lists, Schedules and Statements filed pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, shall be deemed extinguished if the respective proofs of claim in connection with such Claims were not filed by the applicable Bar Dates, unless otherwise provided pursuant to further order of the Bankruptcy Court. Any Damages Claim which is asserted after the Effective Date by a claimant who received no notice of the Chapter 11 Case ("Post-Effective Date Damages Claim") (i) shall be liquidated pursuant to the ADR Procedure, and (ii) once liquidated, shall be treated as an Allowed Unsecured Claim in Class 3 and satisfied from the shares of New Rose's Common Stock maintained in the Collective Reserve established pursuant to the Bankruptcy Court order dated January 24, 1995 entitled "Order (i) Fixing Collective Reserve Amount for Certain Disputed, Contingent and Unliquidated Damages Claims; and (ii) Deeming Such Claims to be 'Disputed Claims' and Not 'Allowed Claims' Pending Resolution of Such Claims Pursuant to the ADR Procedure" ("Collective Reserve Order") and any future orders which may be entered by the Bankruptcy Court, provided that such shares of New Rose's Common Stock will first be distributed to holders of Damages Claims who have filed a proof of claim on or before the applicable Bar Date or such other date as set by the Bankruptcy Court.

     5.9  Non-consensual Confirmation.  In the event that any impaired
Class of Claims or Interests shall not accept this Modified Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Plan
Proponents, with the exception of (a) the Unsecured Committee if Class 3 does not accept this Modified Plan, or (b) the Equity Committee if Class 5 does not accept this Modified Plan, reserve the right to (i) request that the Bankruptcy Court confirm this Modified Plan in accordance with Section 1129(b) of the Bankruptcy Code, or (ii) with the approval of the Plan Proponents, the Facility Agents and GE Capital, amend this Modified Plan in accordance with Section 12.7 of this Modified Plan.


                                 ARTICLE VI

                     PROVISIONS GOVERNING DISTRIBUTIONS


     6.1 Distributions by Reorganized Rose's or Other Distribution Agent. With the approval of the Board of Directors and the Bankruptcy Court, and subject to the terms and provisions of the Class 5 Rights Notice and the New Rose's Warrant Agreement to the extent applicable, either Reorganized Rose's or its designee, as Distribution Agent, shall make all distributions required to be made under this Modified Plan on the Effective Date or such other Distribution Date as is specified in this Modified Plan. Any entity designated by either Reorganized Rose's or authorized by other agreement to be a Distribution Agent and to make such distributions may employ or contract with other entities to assist in or make the distributions required by this Plan to the extent agreed by Reorganized Rose's. The Distribution Agent shall serve without bond, and to the extent that the Distribution Agent is not Reorganized Rose's, the Distribution Agent shall receive from Reorganized Rose's reasonable compensation and reimbursement of reasonable out-of-pocket expenses on terms acceptable to Reorganized Rose's.

     6.2 Distributions to Impaired Classes. The following shall constitute the means of distributions to the holders of Allowed Claims and Interests in their respective Classes:

     6.2.1  Distributions of New Rose's Common Stock.

     (a) Within forty-five days after the Effective Date, (i) an amount of shares, if any, equal to 70% of the Effective Date Shares which are not included in the Class 5 Subscription Stock Designation or the shares to be distributed in accordance with the Management Incentive and Retention Program pursuant to subparagraph (iii) below shall be distributed on a Pro-Rata basis among all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 in accordance with
Section 7.12 of this Modified Plan, (ii) an amount of shares equal to 100% of the Class 5 Subscription Stock Designation shall be distributed among all Class 5 Subscribers in the manner specified in Section 7.10 of this Modified Plan and the Class 5 Rights Notice, (iii) 150,000 of the Effective Date Shares will be distributed in accordance with the Management Incentive and Retention Program, and (iv) the remaining Effective Date Shares, if any, which are not distributed pursuant to subparagraphs (i), (ii) and
(iii) above shall be deposited into the New Rose's Common Stock Escrow.

     (b) Within thirty days after the Determination Date, the Distribution Agent which is the escrow agent of the New Rose's Common Stock Escrow shall distribute on a Pro-Rata basis among all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 in accordance with Section 7.12 of this Plan, the lesser of (i) all of the shares of New Rose's Common Stock maintained in the New Rose's Common Stock Escrow, or (ii) such number of shares of New Rose's Common Stock having an aggregate value, as determined in accordance with subparagraph (c) below, when added to (x) the aggregate value, also as determined in accordance with subparagraph (c) below, of that portion of Class 3 Common Stock Designation distributed or deposited in accordance with subparagraph (a)(i) above and (y) two (2) times the Subscription Proceeds payable to all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 as specified in Section 6.2.2 of this Modified Plan, equal to the Full Recovery Target Amount.

     (c) The determination of value for purposes of distributions of shares of New Rose's Common Stock maintained in the New Rose's Common Stock Escrow pursuant to subparagraph (b) above shall be the average of the intra day high and low average price of the New Rose's Common Stock for the fifteen trading days prior to the Determination Date, so long as not less than 2,000,000 shares of New Rose's Common Stock shall have been distributed at least 20 days prior to the Determination Date unless the Post-Effective Date Committee, in its sole discretion, waives the requirement that at least 2,000,000 shares shall have been distributed.

     (d) The shares of New Rose's Common Stock issued pursuant to this Modified Plan shall be subject to dilution arising from the issuance of shares by Reorganized Rose's of New Rose's Common Stock as may be authorized or required, from time to time, (i) pursuant to the Management Incentive and Retention Program, and (ii) by operation or exercise of the New Rose's Warrants.

     6.2.2  Distribution of Subscription Proceeds.

     (a) In the event that the Subscription Proceeds total $25 million or greater, the Subscription Proceeds in the Subscription Proceeds Escrow, after the return of any Subscription Proceeds, including interest thereon, to the Class 5 Subscribers if required by the Class 5 Rights Notice, shall be distributed together with interest thereon Pro-Rata among all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 pursuant to Section 7.12 of this Modified Plan. Upon the resolution of all Disputed Claims in Class 3 in accordance with
Section 7.12 of this Modified Plan, any Cash remaining in the Subscription Proceeds Escrow, including interest thereon, shall be distributed Pro-Rata to holders of Allowed Claims in Class 3. Prior to the resolution of all Disputed Claims in Class 3, if at any time or times the Subscription Proceeds Escrow contains more than enough Subscription Proceeds to satisfy all of the remaining

Disputed Claims in Class 3 by payment of 50% of the Reserve Amounts established therefor, such excess Subscription Proceeds may be distributed from time to time among the holders of Allowed Claims in Class 3 as provided in the preceding sentence.

     (b) In the event that the Subscription Proceeds total less than $25 million, the Subscription Proceeds, together with accrued interest thereon, shall be returned to the Class 5 Subscribers pursuant to the Class 5 Rights Notice.

     6.2.3 Distribution of New Rose's Common Stock Secondary Distribution. Within thirty days of the Determination Date, shares of New Rose's Common Stock constituting the New Rose's Common Stock Secondary Distribution, if any, shall be distributed Pro-Rata to all holders of Common Stock Interests in Class 5 in accordance with the New Rose's Common Stock Escrow Agreement.

     6.2.4 Distribution of New Rose's Warrants. Within thirty days of the Effective Date, the 4,285,714 New Rose's Warrants shall be distributed by Reorganized Rose's to the warrant agent under the New Rose's Warrant Agreement, who, as a Distribution Agent, shall distribute the New Rose's Warrants on a Pro-Rata basis to all holders of Common Stock Interests in Class 5 pursuant to the Modified Plan and the New Rose's Warrant Agreement. Each New Rose's Warrant shall entitle the holder thereof to purchase one share of New Rose's Common Stock from the date the New Rose's Warrants are issued until the seventh anniversary of the Effective Date at the per share price equal, subject to adjustment as provided in the New Rose's Warrant Agreement, to (i) on the Effective Date, and as adjusted on each of the first three anniversaries of the Effective Date, the Full Recovery Target Amount divided by 10,000,000, the number of Effective Date Shares and (ii) as adjusted on the fourth, fifth, and sixth anniversaries of the Effective Date, 105%, 110% and 115%, respectively, of the Full Recovery Target Amount divided by 10,000,000, the number of Effective Date Shares.

     6.2.5 Listing of Common Stock and Warrants. The Debtor intends to apply for listing of the New Rose's Common Stock and the Warrants on a national securities exchange or quotation on the National Association of Securities Dealers Automated Quotation National Market System.

     6.3  Timing of Distributions.  Except as otherwise provided in this
Article 6, or as may be ordered by the Bankruptcy Court, all distributions shall be made on the respective Distribution Dates as specified in this Modified Plan, or as soon as practicable thereafter, and all distributions shall be deemed timely made if made on such respective Distribution Dates or as soon as practicable thereafter.

     6.4 Disputed Payments. In the event of any dispute between and among the holders of Claims or Interests as to the right of any

Person to receive or retain any payment or distribution to be made to such Person under this Modified Plan, the Distribution Agent may, in lieu of making such payment or distribution to such Person, instead hold such payment or distribution until the disposition thereof shall be determined by the Bankruptcy Court.

     6.5  Delivery of Distributions and Undeliverable or Unclaimed
Distributions.

     6.5.1 Delivery of Distributions in General. Except as provided in the Class 5 Rights Notice, the New Rose's Warrant Agreement or New Rose's Common Stock Escrow Agreement, distributions to holders of Allowed Claims or Common Stock Interests shall be made: (a) at the addresses set forth in the proofs of Claim filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtor and transmitted to the Distribution Agent after the date on which any related proof of Claim was filed; or if the information described in clauses (a) or
(b) is not available, (c) at the addresses reflected in the Debtor's schedules of liabilities or the applicable stock register as maintained by or on behalf of the Debtor on the applicable Record Date.

     6.5.2 Distributions Held by Distribution Agent. If the distribution to any holder of an Allowed Claim or Common Stock Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder, but shall be held by the Distribution Agent, unless and until the applicable Distribution Agent is notified in writing of such holder's then current address, at which time all previously missed distributions shall be mailed to such holder. Undeliverable distributions shall remain in the possession of the applicable Distribution Agent until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the applicable Distribution Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately. Any Distribution Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the investment and deposit guidelines of Reorganized Rose's as permitted consistent with the Post-Effective Date Financing Facility. Undeliverable shares of New Rose's Common Stock or New Rose's Warrants shall be held in trust for the benefit of the potential claimants of such shares by the applicable Distribution Agent in numbers of shares sufficient to fund the unclaimed amounts of such New Rose's Common Stock and shall be accounted for separately.

     6.5.3 Failure to Claim Undeliverable Distributions. Except upon a showing of (i) excusable neglect and (ii) no prejudice to any Persons who have received a distribution under the Plan (as determined by the Bankruptcy Court), any holder of an Allowed Claim or Common Stock Interest that does not assert a right to receive a distribution of Cash or shares of New Rose's Common Stock pursuant to this Modified Plan with respect to an undeliverable distribution within one year after the first distribution shall have its right to receive such undeliverable distribution discharged and shall be forever barred from asserting any such right for an undeliverable distribution against the applicable Distribution Agent and Reorganized Rose's or its property.
In such cases: (i) any Cash held for distribution on account of such Allowed Claims for undeliverable distributions (including Cash interest and maturities on undeliverable dividends and other distributions on undeliverable shares of New Rose's Common Stock) shall be property of Reorganized Rose's, free of any restrictions thereon, and (ii) any shares of New Rose's Common Stock held for issuance on account of such Claims or Common Stock Interest for undeliverable distributions shall either be canceled or held as treasury shares as Reorganized Rose's may determine is appropriate. To the extent that such undeliverable Cash or shares of New Rose's Common Stock is held by a Distribution Agent, such Distribution Agent shall return such Cash or shares or other instruments evidencing such New Rose's Common Stock to Reorganized Rose's. Checks issued by a Distribution Agent in respect of distributions to the holders of Allowed Claims or Common Stock Interest shall be null and void if not cashed within 120 days of the date of issuance thereof. Any amount paid by Reorganized Rose's, to a Distribution Agent in respect of such a check shall be promptly returned to Reorganized Rose's, by such Distribution Agent. Requests for the reissuance of any check shall be made directly to the applicable Distribution Agent by the holder of the Allowed Claim or Common Stock Interest with respect to which such check was originally issued. Any Claim in respect of such a check voided pursuant to this Section shall be made on or before the later of the first anniversary of the first distribution or 90 days after the issuance of such check. After such date, except upon a showing of (i) excusable neglect and (ii) no prejudice to any Persons who have received a distribution under this Modified Plan (as determined by the Bankruptcy
Court), all claims in respect of a check voided pursuant to this Section shall be discharged and forever barred. Nothing contained in this Modified Plan shall require Reorganized Rose's or any Distribution Agent to attempt to locate any holder of an Allowed Claim or Common Stock Interest.

     6.6 Fractional Distributions and Fractional Cents; Round Lots. Any other provision of this Modified Plan notwithstanding, no fractional shares of New Rose's Common Stock or New Rose's Warrants shall be issued or distributed in connection with this Modified Plan. Each holder entitled under this Modified Plan to receive New Rose's Common Stock or New Rose's Warrants shall receive the total number of whole New Rose's Common Stock certificates or New Rose's Warrant certificates to which such holder is entitled. Whenever any distribution to a particular holder would otherwise call for a distribution under this Modified Plan of a fraction of a share of New Rose's Common Stock or of a New Rose's Warrant, the Distribution
Agent will allocate separately to each such holder one whole share or warrant, as the case may be, to such holders in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares or warrants, as the case may be, have been allocated. Upon the allocation of a whole share or warrant, as the case may be, to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or warrants, as the case may be, which remain to be allocated, Reorganized Rose's shall allocate the remaining whole shares or warrants to such holders by random lot or such other impartial method that Reorganized Rose's deems fair. Upon the allocation of all the whole shares or warrants, as the case may be, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest, lowest whole cent.

     6.7 Full and Final Satisfaction. Except as otherwise expressly provided herein, full and complete performance by the Debtor and Reorganized Rose's hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Interests.

     6.8 Allocation of Distributions to Holders of Allowed Secured Claims. All payments made hereunder to a holder of an Allowed Secured Claim with respect to which there is accrued but unpaid interest as of the Effective Date shall be allocated first to the principal amount of the Allowed Secured Claim and then to such accrued but unpaid interest to the extent that the amount of the payments made under this Plan to such a holder exceeds the principal amount of such claim.


                                ARTICLE VII

                             MEANS OF EXECUTION


     In addition to the provisions set forth elsewhere in this Modified Plan regarding the means of execution, the following shall constitute the means of execution of this Modified Plan.

     7.1 Funds for Distribution. The funds utilized to make the Cash payments hereunder have been and will continue to be generated by, among other things, the operation of the Debtor's businesses, asset dispositions and any Post-Effective Date Financing Facility. On any Distribution Date, Reorganized Rose's shall cause to be available for distribution shares of New Rose's Common Stock and the New Rose's Warrants.

     7.2 Post-Effective Date Financing Facility. All loans, advances, debts, guarantees, liabilities and obligations for monetary amounts
(whether or not such amounts are liquidated or determinable) owing by Reorganized Rose's to the Post-Effective Date
Lenders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Post-Effective Date Financing Facility, including, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to Reorganized Rose's under any of the documents and agreements memorializing the Post-Effective Date Financing Facility, shall be secured by valid and enforceable liens on, and security interests in, the Post-Effective Date Collateral. In connection with the closing of the Post-Effective Date Financing Facility, Reorganized Rose's shall grant, and shall be hereby deemed to grant, to the Post-Effective Date Lenders liens and security interests in all of the Post-Effective Date Collateral for the purpose of securing all obligations and liabilities of Reorganized Rose's under the Post-Effective Date Financing Facility, which security interests and liens shall constitute valid and perfected first-priority security interests in and liens upon all Post-Effective Date Collateral, superior to and with priority over all other security interests and liens whether consensual or non-consensual, statutory or otherwise, and whether existing now or in the future, except as to that portion of the Post-Effective Date Collateral which is Permitted Encumbrance Collateral, as to which Permitted Encumbrance Collateral the Post-Effective Date Lenders shall have valid and perfected security interests and liens subordinate only to, or pari passu with, as the case may be, all valid, perfected and unavoidable liens and security interests existing thereon as of the Effective Date and described in the Post-
Effective Date Financing Facility. The terms of the Post-Effective Date Financing Facility shall be subject to the approval of the Bankruptcy Court by entry of its order prior to the Effective Date, which order shall be in form and substance reasonably satisfactory to the Plan Proponents, GE
Capital, and the Facility Agents. Simultaneously upon the satisfaction in full, in Cash, of the GE Obligations (other than (a) the Deferred GE Obligations and (b) the Post-Effective Date GE Obligations) and the execution and delivery of (i) the Deferred GE Obligations Agreements and
(ii) the Post-Effective Date GE Assumption Agreement, and in each case, such performance as may be required thereunder prior to or upon the execution and delivery thereof, the liens and security interests granted in favor of the Post-Effective Date Lenders shall be effective and shall be deemed created and fully perfected immediately upon the Effective Date and without the necessity of the execution by the Debtor or Reorganized Rose's or filing by the Post-Effective Date Lenders of financing statements, mortgages, security agreements or any other documents. Neither the Post-Effective Date Lenders (nor the Facility Agents or the Administrative Agent on their behalf) shall be required to file financing statements, mortgages, deeds of trust, notices of lien, certificates of title or any other instruments (collectively, "Instruments") in any jurisdiction or take any other action in order to validate or perfect the liens and security interests granted to the Post-Effective Date Lenders. The entry of the

Confirmation Orders and the occurrence of the Effective
Date shall constitute immediate and full perfection of the liens and security interests granted to the Post-Effective Date Lenders, notwithstanding any failure of the Post-Effective Date Lenders (or the Facility Agents or the Administrative Agent on their behalf) to file or otherwise perfect said security interests through such Instruments or otherwise in accordance with any state or other applicable law. Notwithstanding the foregoing, the Post-Effective Date Lenders or any of their agents may, at their sole discretion, choose to have the Facility Agents and/or the Administrative Agent, file any or all of such Instruments or otherwise confirm perfection of such liens and security interests and all such Instruments shall be deemed to have been filed or recorded at the time and on the date of the Effective Date. In lieu of filing some or all of such Instruments, the Post-Effective Date Lenders or any of their agents may, at their sole discretion, choose to have the Facility Agents and/or the Administrative Agent, file certified copies of the Confirmation Orders or the Order approving the Post-Effective Date Financing Facility in any place at which any of such Instruments would or could otherwise be filed, together with such description of collateral located within the geographic area covered by such place of filing as the Post-Effective Date Lenders or their agents may determine, and such filing shall have the same effect as if all such Instruments had been filed or recorded at the time and on the date the Effective Date. Should the Post-Effective Date Lenders so choose to have the Facility Agents and/or the Administrative Agent, as permitted under the Post-Effective Date Financing Facility, attempt to file such Instruments or certified copies of the Confirmation Orders, or otherwise attempt to confirm perfection of any or all such liens and security interests, no defect or failure in connection with such attempt shall in any way limit, waive or alter the fact that such liens and security interests are effective and fully perfected immediately upon and forever after the Effective Date. In the event that any party elects to file Instruments or otherwise confirm perfection of the security interests granted as permitted under the Post-Effective Date Financing Facility, said filing or other confirmation of the security interests granted as permitted under the Post-Effective Date Financing Facility shall in no manner whatsoever vitiate, reduce or abrogate in any manner the first priority security interests in respect of the collateral granted to the Post-Effective Date Lenders in accordance with the provisions of this Modified Plan and the Post-Effective Date Financing Facility, whether or not the Post-Effective Date Lenders or their agents ever choose to file Instruments or otherwise confirm the respective liens and security interests in the collateral granted to the Post-Effective Date Lenders or their agents as authorized (but not required) by this paragraph and irrespective of the sequence of any such filings as between the Post-Effective Date Lenders (or their agents and representatives) and such other party. None of the provisions set forth in or implied by this Modified Plan, including, without limitation, Sections 3.5, 4.4 and 8.1 of this Modified Plan, shall be deemed to modify any of the provisions of the Post-Effective Date Financing Facility, including, without limitation, any closing conditions.

     7.3 Corporate Action. Pursuant to this Modified Plan and Section 303 of the Delaware General Corporation Law, the following shall be deemed to have occurred and be effective, if applicable, as provided herein, and shall be authorized and approved in all respects, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized Rose's, and with like effect as if such actions had been taken by unanimous action of the stockholders and directors of the Debtor or Reorganized Rose's, as applicable: the adoption of the New Rose's Charter and the by-laws of Reorganized Rose's and the initial selection of directors serving on the Reconstituted Board of Directors and officers of Reorganized Rose's; the distribution of Cash and the issuance and distribution of the New Rose's Common Stock, New Rose's Warrants and implementation of the terms and provisions of the Class 5 Subscription, and all agreements thereunder; and the implementation of the other matters provided for under this Modified Plan involving the corporate structure of Reorganized Rose's, or any other corporate action to be taken by or required of Reorganized Rose's or the Debtor, as applicable, and all agreements and transactions provided for, or contemplated in this Modified Plan.

     7.4 Cancellation of Common Stock, Pre-Petition Warrants, Pre-Petition Stock Options and Pre-Petition Secured Notes and Surrender of Common Stock, Pre-Petition Warrants and Pre-Petition Secured Notes. All Common Stock Interests, Pre-Petition Warrants, and Pre-Petition Stock Options shall be canceled, annulled and extinguished as of the Effective Date; provided, however, that the right to receive distributions pursuant to Section 6.2 of this Modified Plan shall survive such cancellation, annulment and extinguishment. As of the close of business on the Effective Date, the transfer ledgers or registers and any other records determining record ownership of the Debtor's equity and debt instruments maintained in the ordinary course shall be closed and there shall be no further changes in the record holders of Claims and Interests on the books of the Debtor. Neither the Debtor nor Reorganized Rose's shall have any obligation to recognize any thereafter occurring transfers of Claims or Interests, but shall be entitled instead to recognize only those Persons who were or holders of such Claims or Interests as of the close of business on the Effective Date, as reflected on the transfer ledgers or registers and any other records maintained in the ordinary course. Each such holder shall surrender or cause to be surrendered the relevant instrument, if any, to Reorganized Rose's for cancellation (or if such instrument has been stolen, lost, or destroyed, in lieu thereof (x) a lost security affidavit and (y) a bond the terms of which are reasonably required by Reorganized Rose's). Until a holder of record on the Effective Date surrenders or causes to be surrendered the relevant instrument, such holder shall have no rights with respect to any distribution under this Modified Plan.

     7.5 New Rose's Charter. On the Effective Date, the New Rose's Charter will become effective. The New Rose's Charter shall, together with the provisions of this Modified Plan, provide for, among other things, the authorization and issuance of New Rose's Common Stock, New Rose's Warrants, the constitution of the Reconstituted Board of Directors, and such other provisions that are necessary to facilitate consummation of this Modified Plan and the requirements of the Bankruptcy Code, including a prohibition against the issuance of nonvoting equity securities in accordance with
Section 1123(a)(6) of the Bankruptcy Code. The Reconstituted Board of Directors shall have no less than seven and no more than thirteen directors. The Unsecured Committee in its sole discretion shall have the right to select all but one director to serve on the Reconstituted Board of Directors, and the Equity Committee in its sole discretion shall have the right to select one director to serve on the Reconstituted Board of Directors.

     7.6 Voting Powers. The certificate of incorporation of Reorganized Rose's will provide that the holders of such of the New Rose's Common Stock as may, from time to time, be issued and outstanding, may elect, using non-cumulative voting, all directors of Reorganized Rose's subsequent to the initial installation of the Reconstituted Board of Directors pursuant to
Section 7.5 of this Modified Plan.

     7.7  Authorization and Issuance of Equity Instruments of Reorganized
Rose's.

     7.7.1 New Rose's Common Stock. Pursuant to the New Rose's Charter, among other things, Reorganized Rose's will be authorized to issue up to 50,000,000 shares of New Rose's Common Stock. On the Effective Date, Reorganized Rose's will issue the Effective Date Shares pursuant to this Modified Plan and shall reserve for issuance 4,285,714 shares of New Rose's Common Stock to effectuate the New Rose's Warrant Agreement, and shall reserve for issuance 550,000 shares of New Rose's Common Stock to effectuate the stock options to be granted pursuant to the Management Incentive and Retention Program. All shares of the New Rose's Common Stock to be issued pursuant to this Modified Plan will be, upon issuance, fully paid and non-assessable and shall be subject to dilution as set forth in
Section 6.2.1 (d) of this Modified Plan, and the holders thereof will have no preemptive or other rights to subscribe for additional shares.

     7.7.2 New Rose's Warrants. Reorganized Rose's shall be authorized to issue New Rose's Warrants, as provided in Sections 5.4 and 6.2.4 of this Modified Plan and in the New Rose's Warrant Agreement, for the purchase of New Rose's Common Stock reserved for issuance pursuant to this Modified Plan.

     7.8 New Rose's Common Stock Allocable to Management of Reorganized Rose's. Pursuant to the Management Incentive and Retention Program, and similar corporate policies that may be implemented and administered by Reorganized Rose's, on and after the Effective Date, and on the Determination Date (if applicable), the employees identified in accordance therewith shall receive such shares, if any, of New Rose's Common Stock, as may be approved. Any shares of New Rose's Common Stock distributed pursuant to the Management Incentive and Retention Program will cause dilution with respect to the interests provided to holders of Allowed Claims and Common Stock Interests receiving distributions of New Rose's
Common Stock pursuant to the terms of this Modified Plan.

     7.9 Applicability of Sections 1125 and 1145 of the Bankruptcy Code to the New Rose's Common Stock Issued under the Modified Plan. The protection afforded by Section 1125 of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of the Modified Plan, and with regard to the offer, issuance, sale or purchase of New Rose's Common Stock, the New Rose's Warrants and the rights to participate in the Class 5 Subscription issued to and distributed pursuant to this Modified Plan, shall apply to the full extent provided by law, and the entry of the Confirmation Orders shall constitute the determination by the Bankruptcy Court that the Plan Proponents and Reorganized Rose's (and if applicable,
GE Capital, GE Capital Corporate Finance Group, Inc. and GE Capital Commercial Finance, Inc.) and each of their respective officers, directors, partners, employees, members or agents, and each Professional, attorney, accountant, or other professional employed by any of them, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125 of the Bankruptcy Code. In addition, the Confirmation Orders shall provide that the exemption from the requirements of Section 5 of the Securities Act of 1933, 15 U.S.C.
(section mark) 77e, and any state or local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Rose's Common Stock, the New Rose's Warrants and the rights to participate in the Class 5 Subscription issued under this Modified Plan.

     7.10  Class 5 Subscription.

     (a) As a Class, the holders of Common Stock Interests in Class 5 shall collectively have rights to subscribe for and purchase up to 100% of the Effective Date Shares at the Class 5 Subscription Price, provided that the aggregate amount of Subscription Proceeds equals at least $25 million, all in accordance with the terms and provisions of the Class 5 Rights Notice. To effectuate the Class 5 Subscription and elections thereunder, within 5 days of the Equity Record Date, the Debtor sent the Class 5 Rights Notice to each holder of a Common Stock Interest in Class 5 as of the Equity Record Date. The Class 5 Rights Notice notified such holders of their respective rights to acquire New Rose's Common Stock by tender and payment of Cash, in an amount equal to the number of shares of New Rose's Common Stock sought to be acquired multiplied by the Class 5 Subscription Price. Such Cash was to be payable to the Distribution Agent for deposit into the Subscription Proceeds Escrow, which shall be held and maintained by the Distribution Agent designated therein. Since the Subscription Proceeds in the Subscription Proceeds Escrow as of March 31, 1995 did not equal or exceed $25 million, the Distribution Agent shall return to each Class 5 Subscriber the subscription payment made by such Class 5 Subscriber, together with accrued interest thereon. The Plan provided that upon tender of the fully executed Class 5 Rights Notice and payment of the Subscription Price, and, upon the aggregate deposit of at least $25 million of Subscription Proceeds into the Subscription Proceeds Escrow, each Class 5 Subscriber would have the irrevocable right to receive distributions of shares of New Rose's Common Stock constituting the Class 5 Subscription Stock Designation pursuant to the following allocations: each Class 5 Subscriber would be allocated initially the lesser of (i) the number of shares for which it had subscribed and tendered payment pursuant to the Class 5 Rights Notice, or (ii) its Pro-Rata share of 100% of the Effective Date Shares issued and outstanding on the Effective Date. Any shares of the New Rose's Common Stock remaining unallocated after the immediately foregoing allocation would be allocated to each Class 5 Subscriber who subscribed for more than its Pro-Rata share of New Rose's Common Stock in the amount of such over-subscription. If a sufficient number of shares of New Rose's Common Stock was not available to satisfy all such over-subscriptions, the available shares would be allocated among the Class 5 Subscribers who over-subscribed based on each such Class 5 Subscriber's Pro-Rata share of Common Stock Interests as of the Equity Record Date for the Class 5 Subscription. The allocation process could have involved a series of allocations to ensure that the total number of shares available for over-subscription was distributed on the pro-rata basis described immediately above.

     (b)  The Class 5 Subscription shall and did terminate on March 31,
1995.

     7.11 Merger of RSI and Cancellation of RSI Common Stock. Prior to the Effective Date, RSI was merged into Reorganized Rose's, in accordance with Delaware General Corporation Law and applicable orders of the Bankruptcy Court, with the written consent of the Unsecured Committee. All common stock of RSI shall be deemed cancelled, annulled and extinguished as of the Effective Date if not actually cancelled, annulled and extinguished earlier. Reorganized Rose's shall assume, to the fullest extent permitted by law and only if such obligations have not been previously rescinded, canceled, terminated, or rejected, or barred by order of the Bankruptcy Court, prior to the Effective Date, all obligations relating to indemnification and exculpation of RSI's directors, officers, employees, fiduciaries, agents or controlling persons as of the Effective Date as arise under applicable laws or as provided in any of (i) RSI's certificate of incorporation in effect prior to or as of the date hereof, (ii) RSI's by-laws in effect prior to or as of the date hereof, or (iii) any agreement with the RSI, in each of these cases (i) -- (iii) with respect to matters occurring on or prior to the Effective Date.

     7.12  Reserve Provisions for Disputed Claims.

     (a) All Cash, New Rose's Common Stock, or Available Cash, (as applicable), to which a Disputed Claim otherwise would be entitled as an Allowed Claim in a particular class as of a Distribution Date, shall not be distributed, but, if necessary, shall be held in Reserve on the applicable Distribution Date by the Debtor, in such amount as would have been distributed if the holder thereof had an Allowed Claim in the full amount of its Disputed Claim; provided, however, that if a holder of a Contingent Claim is not receiving a distribution under this Modified Plan and such Contingent Claim is not being discharged by this Modified Plan, or is assumed by Reorganized Rose's, the Debtor shall not be required to reserve any Cash, New Rose's Common Stock or Available Cash (as applicable), with respect thereto.

     (b)  For the purposes of effectuating the provisions of this Section
7.12 and the distributions to holders of Allowed Claims and Common Stock Interests, the Bankruptcy Court may fix or liquidate the Reserve Amount on account of a particular Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code, in which event the amount so fixed or liquidated shall be deemed the amount of the Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution under this Modified Plan. In lieu of fixing or liquidating the amount of any Disputed Claim, the Bankruptcy Court may determine the Reserve Amount for such Disputed Claim, or such Reserve Amount may be fixed by agreement in writing by and between the Debtor and the holder thereof. Each of the Debtor, the Unsecured Committee and the Equity Committee shall have standing to (i) move for an order of the Bankruptcy Court, pursuant to Section 502(c) of the Bankruptcy Court, fixing or liquidating the Reserve Amount for any and all Disputed Claims in Class 3 to be deposited into a Reserve, and (ii) object to any Disputed Claim or any Reserve Amount fixed on account of any Disputed Claim. In the event that any Disputed Claim has not been fixed or liquidated pursuant to this Section 7.12(b), the Reserve Amount with respect to such Disputed Claim shall be equal to the face amount of the Disputed Claim.

     (c) No holder of a Disputed Claim shall have any Claim against the Cash and/or New Rose's Common Stock, reserved with respect to such Claim until such Disputed Claim shall become an Allowed Claim. In no event shall any holder of any Disputed Claim or unliquidated Claim be entitled to receive (under this Modified Plan or otherwise) from the Debtor, Reorganized Rose's or the Reserve, any payment, in Cash and New Rose's Common Stock or other property, which is greater than the Reserve Amount deposited into a Reserve for such Claim pursuant to this Section 7.12 plus any interest, if applicable, earned thereon. In no event shall the

Debtor or Reorganized Rose's have any responsibility or liability for any loss to or of any amount reserved under this Modified Plan.

     (d) When a Disputed Claim becomes an Allowed Claim, distribution on account thereof shall be made as soon as practicable after the date of subsequent allowance of such Disputed Claim as provided in Article 6 of this Modified Plan, by means determined by Reorganized Rose's; provided, further, to the extent that any such distributions include Cash, then such distributions shall also include interest accrued from the Effective Date (net of Pro-Rata assessment for reasonable fees and expenses incurred in administering the Reserve).

     (e) To the extent a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the amount reserved for such Disputed Claim, then the resulting surplus of Cash, and New Rose's Common Stock, or Available Cash (as applicable) (together with any interest, if applicable, thereon), shall be retained by Reorganized Rose's or held in the treasury of Reorganized Rose's, as applicable; provided, however, that any cash remaining in the Subscription Proceeds Escrow including accrued interest thereon, after distributions to Disputed Claims in Class 3 that become Allowed Claims in Class 3, shall be distributed as set forth in Section
6.2.2 of this Modified Plan.

     (f) Within 30 days after the Effective Date, Reserve Amounts shall have been fixed pursuant to Section 7.12(b) of this Modified Plan for all Disputed Claims in Class 3. Upon resolution of a Disputed Claim in Class 3, any Reserve Amount which was previously fixed for such Disputed Claim shall be set to zero, the total Reserve Amount for Disputed Claims in Class 3 shall be reduced accordingly, and any Cash deposited in a Reserve on account of such Disputed Claim together with accrued interest thereon shall be distributed to the holder of such Disputed Claim to the extent that such Disputed Claim has become an Allowed Claim, and shall otherwise be deposited into the Subscription Proceeds Escrow.

     7.13 Voting of Undistributed New Rose's Common Stock. Shares of New Rose's Common Stock issued or reserved for issuance under this Modified Plan shall not be voted in any election of directors of Reorganized Rose's, or any other matter requiring the vote of shareholders, until such time as the New Rose's Common Stock has actually been distributed to a holder of an Allowed Claim or Common Stock Interest, or to an employee of Reorganized Rose's entitled to receive shares of New Rose's Common Stock pursuant to the Management Incentive and Retention Program. In addition, a holder of a Disputed Claim shall not be entitled to vote in any election of directors of Reorganized Rose's, or any other matter requiring the vote of shareholders until such time as the Disputed Claim has become an Allowed Claim, and the holder of such Allowed Claim has received its distribution and become a shareholder of record of Reorganized Rose's.

     7.14  Preservation or Waiver of Rights of Action of the Estate.
Except as expressly provided to the contrary in this Modified Plan, such as provided in, without limitation, Sections 9.2, 9.3 and 9.4, the Supplemental Adequate Protection Consent Orders, the DIP Facility, or any other contract, instrument, release, indenture or other agreement entered into in connection with this Modified Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Rose's shall retain and may enforce any claims, rights and causes of action that the Estate may hold against any Person, including, without limitation, any rights of setoff or recoupment. Reorganized Rose's or its successors may pursue any such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized Rose's. Notwithstanding the foregoing, on the Effective Date, all preference and other avoidance power actions not commenced prior to the Effective Date that the Debtor, the Estate or Reorganized Rose's could have commenced pursuant to Sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code, and all rights to withhold any distribution on account of the receipt of any payment that is recoverable under such Bankruptcy Code sections shall be deemed waived irrevocably.

     7.15 Use of ADR Procedure Regarding Determination and Allowance of Damage Claims. Notwithstanding anything contained in this Modified Plan to the contrary, the ADR Procedure shall govern all matters relating to the determination and allowance of Damage Claims, and the payment of Cash only to Damage Claims which become Allowed Claims in an amount less than $500 in lieu of the treatment set forth in this Modified Plan for Claims in Class
3. Reorganized Rose's shall be authorized and empowered to take all action reasonably necessary and appropriate to effectuate the ADR Procedure.


                                ARTICLE VIII

                          CONDITIONS PRECEDENT TO
                         EFFECTIVENESS OF THE PLAN

     8.1 Conditions to the Effective Date. The following conditions must occur and be satisfied for this Modified Plan to be effective and for the Effective Date to occur:

          (a)  Confirmation must have occurred pursuant to the Confirmation
     Orders.

          (b) The Debtor shall have entered into a Post-Effective Date Financing Facility sufficient for the operations of Reorganized Rose's, and all conditions to the closing date and the initial credit extension thereunder, other than the occurrence of the Effective Date, shall have occurred or been waived.

          (c) The closing of the Post-Effective Date Financing Facility and the Effective Date shall each occur by April 30, 1995, respectively, or such later date or dates as the Plan Proponents, GE Capital and the Facility Agents shall have agreed upon in writing.

          (d) All documents and agreements contemplated to be executed or implemented in connection with this Modified Plan including, without limitation, those documents and agreements which are expressly identified in this Modified Plan shall be filed with the Bankruptcy Court in a substantially final form.

          (e) The Debtor shall be able to effectuate all Cash distributions required to be made on the Effective Date under this Modified Plan.

          (f) After giving effect to all payments to be made under the Plan in satisfaction of Administrative Claims, Non-Tax Priority Claims, Allowed Tax Claims, Non-Priority Tax Claims, and to satisfy in full the GE Obligations (other than the Post-Effective Date GE Obligations and the Deferred GE Obligations) and the Pre-Petition Lenders' Allowed Secured Claims (including after the issuance of all Letters of Credit required to replace outstanding letters of credit issued under the DIP Facility or support such letters of credit), Reorganized Rose's will have the ability to borrow at least $12 million in the aggregate under the Post-Effective Date Financing Facility.

          (g) Simultaneous with the closing of the Post-Effective Date Financing Facility, the Pre-Petition Lenders' Allowed Secured Claims shall be satisfied in full pursuant to Section 4.4 of this Modified Plan, the GE Obligations shall be satisfied in full pursuant to
     Section 3.5 of this Modified Plan, provided that the Deferred GE Obligations and the Post-Effective Date GE Obligations shall be satisfied by the execution and delivery of the agreements and documents contemplated by Section 3.5 of this Modified Plan, and in each case, such performance as may be required thereunder prior to or upon the execution and delivery thereof.

     8.2 Waiver of Conditions to the Effective Date. The condition precedent set forth in Section 8.1(d) of this Modified Plan with respect to those documents requiring negotiations between or among any of the Debtor, the Equity Committee, the Unsecured Committee and GE Capital, may be waived with the consent of the respective applicable parties. Otherwise, none of the conditions precedent set forth in Sections 8.1 of this Modified Plan may be waived except upon the express written agreement of all Plan Proponents, the Facility Agents and GE Capital.

                                 ARTICLE IX

          DISCHARGE, RELEASES, INJUNCTIONS AND RELATED PROVISIONS

     9.1 Discharge. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or this Modified Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of this Modified Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor, of any debt that arose before the Effective Date and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Claims and Interests of any nature, including without limitation any interest accrued thereon from and after the Filing Date whether or not (i) a proof of Claim or Interest based on such debt, obligation or interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Interest is allowed under
Section 502 of the Bankruptcy Code or (iii) the holder of such Allowed Claim or Interest has accepted this Modified Plan. Therefore, upon the Effective Date, except as otherwise provided in this Modified Plan, all Persons which are or could have been holders of Claims against, or Interests in, the Debtor shall be precluded from asserting against the Debtor or Reorganized Rose's, or any of their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin said holders of Claims or Interests, their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests, subject to the occurrence of the Effective Date.

     9.2 Releases of Released Parties. As of the Effective Date, each of the Released Parties are hereby released from any and all claims asserted or that can be asserted against such Released Party that arise out of such Released Party's relationship with or work performed for the Debtor on or prior to the Effective Date, other than claims which constitute (i) claims preserved against such Released Party pursuant to the Modified Plan, (ii) claims that arise from obligations created under or in connection with the Modified Plan, (iii) rights pursuant to this Modified Plan or any agreement provided for or contemplated in this Modified Plan, or (iv) claims which may be asserted against such Released Party by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of insured or bonded obligation; provided, however, that the foregoing release provisions (i) shall not apply to such Released Party's gross negligence or willful misconduct, and (ii) shall not apply to (a) any Released Party who is the subject of any action or proceeding pending as of the Effective Date to recover property or money for the benefit of the Estate, or (b) any claims asserted by or against any of the Debtor's present or former officers or directors in any action or proceeding pending as of the Effective Date; and provided, however, that (i) in the case of the Pre-Petition Lenders, the scope of the foregoing release as and to the extent given by the Pre-Petition Lenders shall extend only to claims of the Pre-Petition Lenders arising on or prior to the Effective Date against any of the Released Parties solely in the Pre-Petition Lenders' capacity as the holders of the Pre-Petition Secured Notes and not to the extent of any other claims arising out of any other relationship which any of the Pre-Petition Lenders may have with the Debtor or any of the Released Parties, including, without limitation, any insurance, fidelity bond or suretyship relationship; and (ii) in the case of GE Capital, the scope of the foregoing release as and to the extent given by GE Capital shall extend only to the claims of GE Capital arising on or prior to the Effective Date against any of the Released Parties solely in GE Capital's capacity as the lender under the DIP Facility and shall not extend to any other claims of GE Capital arising out of any other relationship which GE Capital may have with the Debtor or any of the Released Parties.

     9.3 Releases by the Debtor and Reorganized Rose's. Except as, and only to the extent, provided otherwise in this Modified Plan, as of the Effective Date, the Debtor, the Estate and Reorganized Rose's shall be deemed to forever release, waive and discharge all known and unknown claims of any nature that the Debtor, its Estate, or Reorganized Rose's has, had or may have against any Released Party for all acts and omissions through the Effective Date other than (i) claims preserved against such Released Party pursuant to the Modified Plan, (ii) claims that arise from obligations created under or in connection with the Modified Plan, (iii) any claims asserted against any of the Debtor's present or former officers or directors in any action or proceeding pending as of the Effective Date or (iv) claims which may be asserted against such Released Party through subrogation or otherwise by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of bonded obligation. As of the Effective Date, the Debtor and Reorganized Rose's shall also be deemed to forever release, waive and discharge all Avoiding Power Actions.

     9.4 Releases by Recipients of New Rose's Common Stock, New Rose's Warrants and Cash, or Available Cash (as applicable), and by All Other Persons. Except as, and only to the extent, otherwise provided in this Modified Plan, each Person receiving Cash, New Rose's Warrants, the right to participate in the Class 5 Subscription and/or New Rose's Common Stock, Available Cash (as applicable), or other distribution or payment pursuant to this Modified Plan on account of its Allowed Claim, Administrative Claim or Common Stock Interest, as the case may be, shall be deemed, as of the Effective Date, to forever release, waive and discharge all known and unknown claims of any nature arising on or prior to the Effective Date against each of the Released Parties to the extent that such claims arise out of such Released Party's actions or failure to act in connection with the Debtor, the Committees, the

Chapter 11 Case, or claims otherwise treated and discharged under this Modified Plan, other than claims which constitute (i) claims preserved against such Released Party pursuant to the Modified Plan, (ii) claims that arise from obligations created under or in connection with the Modified Plan,
(iii) such Person's rights pursuant to this Modified Plan or any agreement provided for or contemplated in this Modified Plan or (iv) claims which may be asserted against such Released Party by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of insured or bonded obligation; provided, however, that the foregoing release provisions (i) shall not apply to such Released Party's gross negligence or willful misconduct, and (ii) shall not apply to (a) any Released Party who is the subject of any action or proceeding pending as of the Effective Date to recover property or money for the benefit of the Estate, or (b) any claims asserted by or against any of the Debtor's present or former officers of directors in any action or proceeding pending as of the Effective Date; and provided, however, that
(i) in the case of the Pre-Petition Lenders, the scope of the foregoing release as and to the extent given by the Pre-Petition Lenders shall extend only to claims of the Pre-Petition Lenders arising on or prior to the Effective Date against any of the Released Parties solely in the Pre-Petition Lenders' capacity as the holders of the Pre-Petition Secured Notes and not to the extent of any other claims arising out of any other relationship which any of the Pre-Petition Lenders may have with the Debtor or any of the Released Parties, including, without limitation, any insurance, fidelity bond or suretyship relationship; and (ii) in the case of GE Capital, the scope of the foregoing release as and to the extent given by GE Capital shall extend only to the claims of GE Capital arising on or prior to the Effective Date against any of the Released Parties solely in GE Capital's capacity as the lender under the DIP Facility and shall not extend to any other claims of GE Capital arising out of any other relationship which GE Capital may have with the Debtor or any of the Released Parties. Nothing in this Modified
Plan shall be construed as a release by GE Capital of any of the (i) GE Obligations except by operation of Section 3.5 of this Modified Plan and actions taken by GE Capital in connection therewith, (ii) any Post-
Effective Date GE Obligations, or (iii) any Deferred GE Obligations.

     9.5 Limitations on Amounts to be Distributed to Holders of Allowed Claims Which Are Insured. Notwithstanding any provision in this Modified Plan to the contrary, no property shall be distributed to or retained by the holders of Allowed Claims whose Claims may be satisfied solely pursuant to the terms of the Debtor's applicable insurance policies. Except as otherwise provided for in this Modified Plan, nothing in this Section 9.5 shall constitute a waiver of any claim, debt, right, cause of action or liability that any Person may hold against any other entity, including any of the Debtor's insurance carriers.

     9.6 General Release of Liens. Except as otherwise provided in this Modified Plan or the Post-Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with this Modified Plan or the implementation hereof, on the Effective Date, all mortgages, deeds of trust, liens or other security interest against property of the Estate will be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Reorganized Rose's or the Debtor, as applicable, and the successors and assigns thereof, it being understood that simultaneous upon satisfaction of (i) the GE Obligations in accordance with Section 3.5 of this Modified Plan and by the execution and delivery of the agreements contemplated thereby and in each case, such performance as may be required thereunder prior to or upon the execution and delivery thereof, and (ii) the Pre-Petition Lenders' Allowed Secured Claims, all liens in favor of GE Capital and the Pre-Petition Lenders shall be deemed released without any further act on the Effective Date. Without in any way limiting the effect of the immediately preceding sentence, all Persons holding any mortgages, deeds of trust, liens or other security interests released in accordance with the prior sentence, shall deliver and/or execute from time to time, at the sole cost and expense of the Debtor or Reorganized Rose's, any instrument or document reasonably requested by Reorganized Rose's or the Administrative Agent to evidence or effectuate such release.

     9.7  Injunctions.

     9.7.1 Injunction Related to Claims Released by the Debtor and Reorganized Rose's Recipients of Cash, New Rose's Common Stock and New Rose's Warrants, or Available Cash (if applicable), and All Other Persons. As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim or other debt, or liability or an interest or other right of a holder of an Interest, that is released or terminated pursuant to Sections 9.1 (if applicable), 9.2, 9.3,
9.4 or 9.6 above are, except as provided with respect to the New Rose's Common Stock and the New Rose's Warrants, permanently enjoined from taking any of the following actions on account of such released Claims, debts or liabilities or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (iii) creating, perfecting or enforcing any lien or encumbrance,
(iv) asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and (v) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of this Modified Plan.

     9.7.2 Injunction Relating to the Modified Plan. As of the Effective Date, except as otherwise provided herein, all Persons are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Released Parties, on account of or respecting any claims, debts, rights, causes of action or liabilities released or discharged pursuant to this Modified Plan, except to the extent permitted under the Modified Plan.

     9.7.3 Consent By Holders of Claims and Interests to Entry of Injunctive Relief. Without limitation to the scope, extent, validity or enforceability of the injunctive relief set forth in this Section 9.7 and in the Confirmation Orders, by accepting distributions pursuant to this Modified Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to this Modified Plan shall be deemed to have specifically consented to the releases and injunctions set forth in this
Article IX.

     9.8 Rights of Fireman's Fund Insurance Company. Notwithstanding any other provision in this Modified Plan, including, without limitation, those provisions set forth in this Article IX, unless otherwise agreed, the Modified Plan shall not impair or prejudice in any manner the right of Fireman's Fund Insurance Company or any of its subsidiaries (collectively, "FFIC"), (i) to make draws or otherwise enforce their rights regarding any letter of credit issued to FFIC, (ii) to seek to compel payment of any administrative claim held by FFIC, (iii) to assert or enforce any rights of setoff, subrogation or recoupment; (iv) to retain or enforce any liens held by FFIC on funds held by FFIC, or (v) to assert claims, including without limitation contribution or indemnification claims, and obtain recovery thereon against any Person other than a Released Party, (vi) to obtain repayment or recovery for payments made to or for the benefit of a Released Party on account of a claim made by such Released Party under an insurance policy issued by FFIC, or (vii) to exercise any and all rights or remedies arising out of or in connection with insurance services or coverage provided by FFIC after the Effective Date. Notwithstanding the foregoing, nothing herein shall be deemed to constitute an admission by the Debtor as to the validity, priority or nature of any claim filed by FFIC against the Debtor. In addition, the foregoing shall not constitute an assumption by the Debtor of any agreement between the Debtor and FFIC, and the Debtor expressly reserves its right to reject any such agreement. Nothing herein shall be construed to limit or reduce any rights, remedies, liens, priorities or protections granted to GE Capital pursuant to the DIP Facility.

                                 ARTICLE X

             EXECUTORY CONTRACTS, INDEMNIFICATION OBLIGATIONS,
                 POST-PLAN CONFIRMATION DATE TRADE CLAIMS,
                 CONTINUED APPLICABILITY OF BANKRUPTCY CODE

     10.1 Executory Contracts and Unexpired Leases. Unless specifically assumed by order of the Bankruptcy Court, the subject of a motion to assume, or the subject of a motion or an order seeking additional time to assume or reject, on the Effective Date (i) all executory contracts and unexpired leases except for Assumed Contracts and Leases shall be deemed rejected by the Debtor or Reorganized Rose's as of the Effective Date or as otherwise provided for by order of the Bankruptcy Court, and (ii) the Debtor expressly rejects and terminates the Employee Stock Option Plan and the Pre-Petition Secured Noteholder Warrant Agreement, and Claims arising from the rejection and termination of these and other executory contracts or unexpired leases shall be treated in accordance with the terms of this Modified Plan. With respect to the Assumed Contracts and Leases, in accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, upon the later of the Effective Date or assumption, the Debtor or Reorganized Rose's shall cure all defaults thereunder by (i) making a Cash payment of only those amounts which are allowed, as determined by the Debtor or Reorganized Rose's or (ii) on such terms as agreed to in writing between such claimants and the Debtor or Reorganized Rose's. Any disputes regarding the amount which will be paid to cure the Assumed Contracts and Leases will be resolved by the Bankruptcy Court after notice and hearing. All non-Debtor parties to executory contracts or unexpired leases rejected by order of the Bankruptcy Court or, by operation of this Section 10.1 shall be required to file a proof of claim with respect to any and all Claims arising from or relating to such rejection no later than 30 days following the Effective Date. Failure to so file timely such a proof of claim shall be a waiver of such Claim, and shall have such effect and consequences as provided for in
Section 5.8 of this Modified Plan regarding the failure to file as proof of claim by an applicable Bar Date.

     10.2  Indemnification and Contribution Obligations.  Reorganized
Rose's shall assume, to the fullest extent permitted by law and only if such obligations have not been rejected or terminated prior to the Effective Date, all obligations relating to indemnification and exculpation of the Debtor and of all Persons who as of the Effective Date were the Debtor's directors, officers, employees, fiduciaries, agents or controlling persons as arise under applicable laws or as provided in any of (i) the Debtor's certificate of incorporation in effect prior to or as of the date hereof, (ii) the Debtor's by-laws in effect prior to or as of the date hereof, or (iii) any agreement with, or any corporate policy relating to indemnification in effect prior to the Effective Date of, the Debtor, in each of these cases (i)-(iii) with respect to matters occurring on or prior to the Effective Date. Except as otherwise provided in this Modified Plan, all Claims based upon contractual, statutory or common law indemnification obligations other than those described in this paragraph shall not survive Confirmation of this Modified Plan and shall be discharged pursuant to Section 1141 of the Bankruptcy Code.

     10.3 Post-Plan Confirmation Date Claims. Claims assertable against the Debtor or Reorganized Rose's arising from goods, inventory and services provided, or credit extended with respect to goods, inventory and services provided, to the Debtor or Reorganized Rose's during the period after the Plan Confirmation Date and prior to the Effective Date, shall be deemed Administrative Claims and be entitled to treatment pursuant to Section 3.1 of this Modified Plan without the need for notice and hearing pursuant to
Section 503(b) of the Bankruptcy Code or further order of the Bankruptcy Court. Moreover, in accordance with Section 365(d)(3) of the Bankruptcy Code, the Debtor shall perform all its obligations arising from and after the Filing Date under any unexpired lease of nonresidential real property until such lease is assumed or rejected. In addition, the Debtor will continue to comply with Section 365(d)(3) of the Bankruptcy Code, and the Debtor shall perform all its obligations, in full and on time, to the extent not inconsistent with Section 365(d)(3) of the Bankruptcy Code, arising from and after the Filing Date under any unexpired lease of nonresidential real property until such lease is assumed or rejected. Such obligations shall be deemed Administrative Claims and be entitled to treatment pursuant to Section 3.1 of this Modified Plan without the need for notice and hearing pursuant to Section 503(b) of the Bankruptcy Code or further order of the Bankruptcy Court. The Debtor's obligations under the leases subject to this section only include those specified in the lease, if any, including but not limited to rent, real estate taxes, percentage rent, and common area maintenance charges; such charges will be pro-rated per diem if the lease is rejected or terminated during a payment period.

     10.4 Continued Applicability of the Bankruptcy Code. From the Plan Confirmation Date through the Effective Date, the operations of the Debtor shall be subject to the terms and provisions of the Bankruptcy Code notwithstanding that confirmation of the Plan occurred by entry of the Plan Confirmation Order, unless otherwise expressly provided for in the Plan and this Modified Plan.


                                 ARTICLE XI

                         RETENTION OF JURISDICTION

     11.1 Jurisdiction From Confirmation Through the Effective Date. From the Plan Confirmation Date through the Effective Date, the Bankruptcy Court shall retain full jurisdiction over the

Chapter 11 Case notwithstanding
that confirmation of the Plan has occurred by entry of the Plan
Confirmation Order.

     11.2 Jurisdiction From and After the Effective Date. From and after the Effective Date and until such time as all payments and distributions required to be made, all events required to have occurred under this Modified Plan have occurred, and all other obligations required to be performed under this Modified Plan have been made and performed by the Debtor or Reorganized Rose's, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, the following:

          (a) To hear and determine any and all objections to the allowance of a Claim or Interest or any controversy as to the classification of Claims or Interests or Reserves;

          (b) To hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;

          (c) To hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases and fix and allow any Claims resulting therefrom;

          (d) To enable the Debtor, or Reorganized Rose's to prosecute any and all proceedings which have been or may be brought prior to the Effective Date, to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtor or Reorganized Rose's may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to this Modified Plan;

          (e) To liquidate any disputed, contingent or unliquidated Claims or Interests;

          (f) To enforce the provisions of this Modified Plan and the injunction and releases provided for in Article IX of this Modified Plan;

          (g) To correct any defect, cure any omission, or reconcile any inconsistency in this Modified Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of this Modified Plan;

          (h)  To hear and determine any and all Avoiding Power Actions;

          (i) To determine any Tax Claim which the Debtor or Reorganized Rose's, as applicable, may incur as a result of the transactions contemplated herein;

          (j) To determine such other matters as may be provided for in the Confirmation Orders confirming this Modified Plan or as may be authorized under the provisions of the Bankruptcy Code;

          (k) To resolve any and all disputes that may arise under this Modified Plan;

          (l) To hear and determine any and all administrative matters that may arise in closing the Chapter 11 Case, including the entry of the Final Decree; and

          (m) all other matters with respect to which the Bankruptcy Court's retention of jurisdiction over the Chapter 11 Case as is legally permissible, including without limitation, jurisdiction as is necessary to ensure that the purpose and intent of this Modified Plan are implemented.

                                ARTICLE XII

                               MISCELLANEOUS

     12.1  The Committees and the Post-Effective Date Trade Committee.

     12.1.1 Dissolution of Committees. On the Effective Date, the Unsecured Committee shall be deemed disbanded and the duties of the Unsecured Committee, and the retention of its counsel and other retained Professionals, shall automatically terminate. The Equity Committee shall be deemed disbanded and the duties of the Equity Committee, and the retention of its counsel and other retained Professionals, shall automatically terminate except with respect to any pending appeal to which the Equity Committee is a party, on the sixtieth day after the Determination Date or the first Business Day thereafter, unless such period is extended by order of the Bankruptcy Court on appropriate notice and hearing. Until the duties of the Equity Committee terminate pursuant to this Section 12.1.1, the Equity Committee shall have the right to continue to retain its counsel and other retained Professionals, and the reasonable fees and expenses of such Professionals shall to be treated as set forth in
Section 3.3 of this Modified Plan.

     12.1.2 Creation of Post-Effective Date Trade Committee. From and after the Effective Date, a committee shall be formed and constituted and shall consist of five (5) members who have previously served on the Unsecured Committee (the "Post-Effective Date Trade Committee") in an official or ex officio capacity. The Post-Effective Date Trade Committee shall continue in existence solely with respect to (i) any appeal of the Confirmation Order, (ii) applications for Professional Fees, (iii) resolution of Claims, distributions and Reserves (other than with respect to Damage Claims), until the aggregate amount of Disputed Claims in

Class 3 is less than $6,500,000, and (iv) such other matters as may be proposed by the Post-Effective Date Trade Committee and approved by the Debtor or the Reconstituted Board of Directors, as applicable, or as otherwise provided by a Final Order of the Bankruptcy Court.

     12.1.3 Post-Effective Date Trade Committee Procedures. A majority of the Post-Effective Date Trade Committee shall constitute a quorum. One member of the Post-Effective Date Trade Committee shall be designated by the majority of its members as its chairperson ("Chairperson"). Meetings of the Post-Effective Date Trade Committee shall be called by the Chairperson upon such notice and in such manner as its Chairperson may deem advisable. The Post-Effective Date Trade Committee shall function by decisions made by a majority of its members in attendance at any meeting. The Post-Effective Date Trade Committee shall adopt by-laws which shall otherwise control its functions.

     12.1.4 Post-Effective Date Trade Committee Compensation. The members of the Post-Effective Date Trade Committee shall serve without compensation. Reasonable expenses of the members of the Post-Effective Trade Committee shall be reimbursed and paid by Reorganized Rose's upon submission of bills to Reorganized Rose's or upon Final Order of the Bankruptcy Court.

     12.1.5 Retention of Professionals. The Post-Effective Date Trade Committee shall have the right to retain the services of attorneys and accountants which are necessary to assist the Post-Effective Date Trade Committee in the performance of its duties. The reasonable fees and expenses of such professionals shall be paid in accordance with Section 3.3 of this Modified Plan, upon the submission of invoices to Reorganized Rose's and the Post-Effective Date Trade Committee. Ten (10) days after receipt by Reorganized Rose's and the Post-Effective Date Committee of any such invoice, Reorganized Roses's shall be authorized to pay such invoice unless it and/or the Person seeking payment has received a written objection to the payment thereof from any of Reorganized Rose's or the Post-Effective Date Committee within such period. In the event fees and expenses of any such professional are objected to, such fees and expenses shall be payable only upon prior agreement of the parties or by order of the Bankruptcy Court, or other court of competent jurisdiction.

     12.1.6 Liability. Neither the Post-Effective Date Trade Committee nor any of its members, designees, counsel or accountants or any duly designated agent or representative of the Post-Effective Date Trade Committee shall be liable for the act, default or misconduct of any other member of the Post-Effective Date Trade Committee, nor shall any member be liable for anything other than such member's gross negligence, willful misconduct or fraud. None of the Post-Effective Date Trade Committee's members, designees, agents or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by any member of the Post-Effective
Date Trade Committee, designee, agent or representative. The Post-Effective Date Trade Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Post-Effective Date Trade Committee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Post-Effective Date Trade Committee, or its members and/or its designees.

     12.2 Means of Cash Payments. Cash payments made pursuant to this Modified Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Debtor or Reorganized Rose's, as applicable, or by wire transfer from a domestic bank.

     12.3 Set-Offs. Except as expressly provided herein, nothing contained in this Modified Plan shall constitute a waiver or release by the Debtor of any right of set-off the Debtor may have, or which may be assertable by Reorganized Rose's or the Debtor, as applicable, against any holder of a Claim or an Interest.

     12.4 Withholding Taxes. The Debtor, Reorganized Rose's, (if applicable), or any agent making distributions under this Modified Plan shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims or interest thereon and Interests. If distributions of New Rose's Common Stock are subject to any tax withholding, the Debtor, Reorganized Rose's or the agent shall be permitted, but not required, to withhold from any Cash otherwise to be distributed to the holder or to sell the appropriate amount of New Rose's Common Stock otherwise to be issued to the holder and to apply the proceeds of such sale to satisfy all or a portion of the tax withholding obligation.

     12.5 Revesting. Except as otherwise provided by this Modified Plan, upon the Effective Date, title to all properties and assets provided for in this Plan shall pass to Reorganized Rose's, free and clear of all Claims and Interests, including liens or other encumbrances, of creditors and of equity security holders, and the Confirmation Orders shall be a judicial determination of discharge of all of the Debtor's liabilities except as provided in this Modified Plan; provided, however, that liens and encumbrances granted pursuant to the Modified Plan that are granted in satisfaction, exchange, release and discharge of existing liens, shall be deemed to have attached and to have become perfected at the time of the attachment and perfection of those existing liens so that attachment and perfection shall be deemed to have been continuous notwithstanding this paragraph, the revesting of property in the Debtor and the granting of new liens and encumbrances.

     12.6 Headings. Headings are utilized in this Modified Plan for the convenience of reference only, and shall not constitute a part of this Modified Plan for any other purpose.

     12.7 Defects, Omissions and Amendments. The Plan Proponents may, with the approval of the Bankruptcy Court and without notice to and consent of all holders of Claims and Interests, but after notice to the Facility Agents, GE Capital and the Plan Proponents, and consent by the Facility Agents, GE Capital and the Plan Proponents, which consent shall not be unreasonably withheld, insofar as they do not materially and adversely affect the interests of holders of Claims and Interests, correct any defect, omission or inconsistency in this Modified Plan in such manner and to such extent as may be necessary to expedite the execution of this Modified Plan. This Modified Plan may be altered or amended before or after Confirmation as provided in Section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Interests; provided, however, that any such altered or amended plan shall not be binding on the Facility Agents or GE Capital without their respective consents. This Modified Plan may be altered or amended before or after entry of the Modified Plan Confirmation Order in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects holders of Claims and Interests, only on consent of all Plan Proponents, the Facility Agents, and GE Capital after a further hearing and acceptance of this Modified Plan as so altered or modified as provided in Section 1126 of the Bankruptcy Code.

     12.8 Governing Law. Except to the extent that the Bankruptcy Code is applicable, and unless otherwise specified in an agreement entered into to effectuate this Modified Plan, the rights and obligations arising under this Modified Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina.

     12.9 Conflicts. Unless otherwise agreed in writing by each of the Plan Proponents, the Facility Agents and GE Capital, in the event of any conflict between the provisions of any of the Second Supplemental Adequate Protection Consent Order and this Modified Plan, the Confirmation Orders, or any other order which may be entered in the Chapter 11 Case after entry of the Second Supplemental Adequate Protection Consent Order or any succeeding case or proceeding, the provisions of the Second Supplemental Adequate Protection Consent Order shall govern with regard to the matters addressed therein, provided, however, that upon full satisfaction of the Pre-Petition Lenders' Allowed Secured Claims pursuant to Section 4.4 of this Modified Plan and the GE Obligations pursuant to Section 3.5 of this Modified Plan, the Modified Plan shall govern for all purposes.

     12.10 Agreement Among the Plan Proponents. The terms, provisions and conditions of this Modified Plan constitute a mutual agreement reached among each of the Plan Proponents in conjunction with their agreement regarding the terms, provisions and conditions of the Supplemental Adequate Protection Orders, the Plan Support Consent Order, the Plan and the Plan Confirmation Order. In the event that this Modified Plan is either (x) abandoned or (y) fails to become effective in accordance with Section 8.1 of this Modified Plan, the Plan Proponents agree as follows:

          (a) The Plan Proponents will endeavor to preserve for the benefit of GE Capital and the Pre-Petition Lenders their respective rights and remedies afforded them in the Supplemental Adequate Protection Orders.

          (b) Under no circumstances, other than circumstances arising as a result of the Balloting Pre-Petition Lenders' breach of their agreement in paragraph 7 of the Plan Support Consent Order as determined by Bankruptcy Court Order, shall any of the Plan Proponents support any plan of reorganization which treats the claims of the Pre-Petition Lenders in a manner materially worse than the treatment afforded such claims pursuant to Exhibit 5.1 to the Plan.

The foregoing agreement shall survive notwithstanding the abandonment of this Modified Plan or the failure of the Modified Plan to become effective, but shall be null and void, and of no force and effect, in the event that the Effective Date of this Modified Plan occurs.

     12.11 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, delivered by courier or deposited in any general or branch post office of the United States Postal Service or received by telex or telecopier. Notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered, to:
          (a) Rose's Stores, Inc.: P.O. Box Drawer 947, Henderson, North Carolina 27536, Attn: Chief Financial Officer, with a copy to Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036, Attn: Alan B. Hyman, Esq., and Smith Debnam Hibbert & Pahl, P.O. Box 26268, Raleigh, North Carolina 27611, Attn: J. Larkin Pahl, Esq.;

          (b)  the Post-Effective Date Trade Committee: Mattel Toys, Attn:
     Ms. Dorothy Fee, Director Customer Relations, 333 Continental Boulevard, El Seguendo, California 90245; with a copy to Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10956, Attn: Scott L. Hazan, Esq and Glenn B. Rice, Esq.

          (c) the Equity Committee: J. David Rosenberg, Esq., c/o Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, P.O. Box 1800, Cincinnati, Ohio 45202 with a copy to Lord Bissell & Brook, 115 South LaSalle, Chicago, Illinois 60603,
     Attn: Benjamin Waisbren, Esq. and Burns, Day & Presnell, P.A., 2626 Glenwood Avenue, Suite 560, P.O. Box 10867, Raleigh, North Carolina 27608, Attn: Lacy M. Presnell, III;

          (d) General Electric Capital Corporation: 3379 Peachtree Road, N.E., Suite 600, Atlanta, GA, Attn: Region Operations Manager, with a copy to Smith, Gambrell & Russell, 1230 Peachtree Street, N.E., Promenade II, Suite 3100, Atlanta, GA, 30309, Attn: Bruce W. Moorhead,
     Esq.: and/or

          (e) at any other address designated by a Plan Proponent by notice to each holder of an Allowed Claim or Interest, and, in the case of notices to holders of Allowed Claims and Interests, at the last known address according to the Debtor's books and records or at any other address designated by a holder of an Allowed Claim on its proof of claim (or by a holder of an Interest on its proof of interest, if any) or filed with the Bankruptcy Court, provided that any notice of change of address shall be effective only upon receipt.

     12.12 Severability. Should any provision in this Modified Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Modified Plan.

     12.13 Revocation and Withdrawal of Modified Plan. This Modified Plan shall be deemed revoked and withdrawn in the event that the Effective Date does not occur by April 30, 1995, or such later date as established pursuant to Section 8.1(c) of this Modified Plan; provided, however, that nothing in this Section 12.13 shall prejudice or affect the rights of any Person under the Second Supplemental Adequate Protection Consent Order or the Plan Support Consent Order, except as expressly provided for in this Modified Plan, unless and until the Effective Date of this Modified Plan occurs.

     12.14 Effect of Withdrawal or Revocation. If the Modified Plan is revoked or withdrawn pursuant to Section 12.13 above, or if the Effective Date does not occur by April 30, 1995 or such later date as established pursuant to Section 8.1(c) of this Modified Plan, then this Modified Plan shall be deemed null and void and the Plan as operative in accordance with the "Alternative Treatment Provisions" thereof shall be reinstated and in full force and effect, and in such event nothing contained in this Modified Plan shall be deemed to constitute a waiver or release of any Claims or Interests by or against any Plan Proponent or any other Person or to prejudice in any manner the rights of any Plan Proponent or any Person in any further proceedings involving the Debtor; provided, however, that nothing in this Section 12.14 shall prejudice or affect the rights of any Person under the Second Supplemental Adequate Protection Consent Order or the Plan Support Consent

Order, except as expressly provided for in this Modified Plan, unless and until the Effective Date of this Modified Plan occurs.

     12.15 Ratification in Confirmation Orders. The Confirmation Orders shall ratify all transactions effected by the Debtor and/or any successors to, or designees of, the Debtor, including Reorganized Rose's (if applicable), by operation of an order of the Bankruptcy Court, during the period commencing on the Filing Date and ending on the date of the Modified Plan Confirmation Order.

     12.16 Post-Effective Date Effectuation of the Modified Plan's Terms. From and after the Effective Date, the Chairman of the Board, President, any Executive Vice President, Senior Vice President or Vice President of Reorganized Rose's or the Debtor, as applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Modified Plan. The Secretary or any Assistant Secretary of the Debtor or Reorganized Rose's, as applicable, shall be authorized to certify or attest to any of the foregoing actions. Pursuant to Section 1146(c) of the Bankruptcy Code, none of the following executed in connection with any transactions consummated pursuant to this Modified Plan shall be subject to any stamp tax, real estate transfer tax or similar tax: (i) the issuance, transfer or exchange of New Rose's Common Stock or New Rose's Warrants or obligations under the Post-Effective Date Financing Facility, (ii) the creation of any mortgage, deed of trust or other security interest or instrument necessary to perfect the same, (iii) the making or assignment of any lease or sublease, or (iv) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Modified Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments.

     12.17 Execution. Each of the parties receiving distributions under this Modified Plan shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the foregoing.

     This Modified and Restated First Amended Joint Plan of Reorganization is respectfully submitted to the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, on the 19th day of April, 1995.

                              Respectfully Submitted,

                              ROSE'S STORES, INC.
                              Debtor and Debtor-in-Possession


                              By: (signature of R. Edward Anderson
                                   appears here by TLG)
                                  ______________________________
                                  R. Edward Anderson
                                  Chairman, President and
                                  Chief Executive Officer

                              SMITH DEBNAM HIBBERT & PAHL
                              Counsel to the Debtor and
                                Debtor-in-Possession


                              By: (signature of Terri L. Gardner
                                   appears here)
                                  ______________________________
                                  J. Larkin Pahl
                                  N.C. State Bar No. 3311
                                  Terri L. Gardner
                                  N.C. State Bar No. 9809
                                  4700 New Bern Avenue
                                  P.O. Box 26268
                                  Raleigh, NC 27611
                                  (919) 250-2000


                              PROSKAUER ROSE GOETZ & MENDELSOHN
                              Special Bankruptcy Counsel to the
                                Debtor and Debtor-in-Possession


                              By: (signature of Michael E. Foreman
                                   appears here by TLG)
                                  ______________________________
                                  Alan B. Hyman
                                  Michael E. Foreman
                                  Members of the Firm
                                  1585 Broadway
                                  New York, New York 10036
                                  (212) 969-3000


                              HEBB & GITLIN
                              A Professional Corporation
                                Counsel to the Pre-Petition
                                Secured Noteholders


                              By: (signature of Michael J. Reilly
                                   appears here by Stephani W. Humrickhouse)
                                  ______________________________
                                  Michael J. Reilly
                                  Thomas H. Day
                                  One State Street
                                  Hartford, CT 06103-3178
                                  (203) 240-2700

                              NICHOLLS & CRAMPTON, P.A.
                              Counsel to the Pre-Petition
                                Secured Noteholders


                              By: (signature of Stephani W. Humrickhouse
                                   appears here)
                                  ______________________________
                                  Gregory B. Crampton
                                  N.C. State Bar No. 991
                                  Stephani W. Humrickhouse
                                  N.C. State Bar No. 9528
                                  100 St. Albans Dr.
                                  P.O. Box 18237
                                  Raleigh, NC 27619
                                  (919) 781-1311


                              ANDERSON KILL OLICK &
                                OSHINKSY, P.C.
                              Counsel to Bank of Tokyo, Ltd.


                              By: (signature of Jeffrey L. Glatzer
                                   appears here with permission
                                   William A. Mann)
                                  ______________________________
                                  Jeffrey L. Glatzer
                                  Linda Gerstel
                                  1251 Avenue of the Americas
                                  New York, New York 10020
                                  (212) 278-1000


                              RAGSDALE, LIGGETT & FOLEY
                              Counsel to Bank of Tokyo, Ltd.


                              By: (signature of William A. Mann
                                   appears here)
                                  ______________________________
                                  William A. Mann
                                  N.C. State Bar No. 2854
                                  CrossPointe Plaza
                                  2840 Plaza Place
                                  Raleigh, NC 27612
                                  (919) 787-5200

                              OTTERBOURG, STEINDLER, HOUSTON
                                & ROSEN, P.C.
                              Counsel to the Official Committee
                                of Unsecured Creditors


                              By: (signature of Glen B Rice
                                   appears here by N. Hunter Wyche, Jr.
                                  ______________________________
                                  Scott L. Hazan
                                  Glenn B. Rice
                                  230 Park Avenue
                                  New York, New York 10169
                                  (212) 661-9100


                              WYCHE & STORY
                              Counsel to the Official Committee
                                  of Unsecured Creditors


                              By: (signature of N. Hunter Wyche, Jr.
                                   appears here)
                                  ______________________________
                                  N. Hunter Wyche, Jr.
                                  N.C. State Bar No. 9533
                                  Post Office Drawer 1389
                                  Raleigh, NC 27602-1389
                                  (919) 821-7700

                              LORD BISSELL & BROOK
                              Counsel to the Official Committee
                                  of Equity Security Holders


                              By: (signature of Michael Yetnikoff
                                   appears here by LP)
                                  ______________________________
                                  Benjamin Waisbren
                                  Michael Yetnikoff
                                  115 South LaSalle Street
                                  Chicago, Illinois 60603
                                  (312) 443-0700


                              BURNS, DAY & PRESNELL, P.A.
                              Counsel to the Official Committee
                                of Equity Security Holders


                              By: (signature of Lacy M. Presnell, III
                                   appears here)
                                  ______________________________
                                  Lacy M. Presnell, III
                                  N.C. State Bar No.
                                  2626 Glenwood Avenue
                                  Suite 560
                                  P.O. Box 10867
                                  Raleigh, NC 27608
                                  (919) 782-1441